  1
Exhibit 1.1
No. 2294747
The Abbey National
 Group
ABBEY NATIONAL plc
MEMORANDUM
AND
ARTICLES OF ASSOCIATION
21 June 2005

No. 2294747
THE COMPANIES ACT 1985
COMPANY LIMITED BY SHARES
MEMORANDUM OF ASSOCIATION
of
ABBEY NATIONAL plc
1.	The name of the Company is “ABBEY NATIONAL plc”.

2.	The Company is to be a public Company.

3.	The registered office of the Company will be situated in England.

4.	The objects for which the Company is established are:-
(A)	(1) To enter into a transfer agreement pursuant to Section 97 of the Building Societies Act 1986 (the “BSA”) with Abbey National Building Society (the “Society”) and, pursuant thereto, to assume and conduct, after the vesting day thereunder, as the same is defined in the BSA, the business of the Society and upon vesting of the property, rights, liabilities and obligations thereof in the Company pursuant to the said transfer agreement and the BSA, to carry on such business.
(2) To carry on the business of banking in all its aspects, including but not limited to all businesses of a financial or monetary nature and any business which now is or at any time during the existence of the Company may be usually or commonly carried on as part of or in connection with, or which may conduce to or be calculated to facilitate or render profitable or more profitable the transaction of, the business of banking or of dealing in money or securities or the provision of financial services of any kind, in any part of the world, and in particular (but without prejudice to the generality of the foregoing):-
(a) to receive money on current account or on deposit or otherwise on any terms, and to borrow, raise or take up money, with or without security, and to employ and use the same;
(b) to deposit, lend or advance money, securities or other property of any kind or give credit, with or without security, and generally to make or negotiate loans and advances of every kind on any terms in any currency and whether or not the Company receives any consideration or advantage therefrom;
(c) to draw, make, accept, endorse, grant, discount, issue, execute, guarantee, negotiate, transfer, acquire, subscribe or tender for, buy, sell, hold, invest or deal in, borrow, honour, retire, pay, secure or otherwise dispose of obligations, instruments and securities (whether transferable or negotiable or not) of every kind;

(d) to grant, issue, negotiate and in any manner deal with or in travellers’ cheques, letters of credit, circular notes, money orders, drafts and other forms of credit and instruments of every kind;
(e) to buy, sell and deal in foreign exchange, currencies, futures, precious metals, bullion, specie and commodities of every kind;
(f) to receive on deposit or for safe custody or otherwise cash, securities, documents and valuables of every description;
(g) to collect, hold and transmit money and securities and to act as agents for the receipt or payment of money or for the receipt or delivery of securities and documents, and to provide clearing and money transmission services of every kind;
(h) to issue and transact business in respect of all types of bankers’ cards, credit cards, charge cards, cash cards, cheque guarantee cards, debit cards and similar cards or tokens whether issued by the Company or by any other person and generally to transact business in relation to all kinds of bankers’ payment systems; and
(i) to act as agents, brokers, advisers, managers or consultants in relation to the investment of money, the lending of money or securities, financial transactions of all kinds, the management of property and all insurance, pension and taxation matters, and generally to transact all agency, broking, advisory, managerial or consultancy business of every kind.
(3) To the extent that the same would not be authorised under paragraph (2) of this paragraph 4(A) to be transacted or done to borrow or raise or take up money in such manner and upon such terms and on such security as may seem to the Directors to be expedient and in particular (but without prejudice to the generality of the foregoing) by the issue or deposit of debentures or debenture stock or other securities of any description and to secure all or any of the Company’s liabilities in respect of money borrowed, raised or owing or any other debt or obligation of or binding on the Company in such manner as may be thought expedient and in particular by mortgage, charge or lien upon all or any part of the undertaking, property and assets, present or future, and uncalled capital of the Company.
(4) To carry on financial business and financial operations of all kinds and in particular (but without prejudice to the generality of the foregoing) to finance or assist in the financing of the acquisition, hire, lease or sale of real and personal property of every kind, and the provision of services in connection therewith, whether by way of personal loan, hire purchase, instalment finance, conditional or credit sale, deferred payment or otherwise and to acquire by assignment or otherwise debt, owing to any person or company and to collect such debts.
(5) To undertake and execute the office of executor, administrator, attorney, judicial and custodian trustee, liquidator, manager, receiver, committee and treasurer and to establish, undertake and execute trusts of all kinds, whether private or public, including religious and charitable trusts and generally to carry on trustee and executor business in all its aspects, either gratuitously or otherwise, and generally on such terms as may be thought expedient and in particular (but without prejudice to the generality of the foregoing) to act as trustees for the holders of any securities of any company or person and as managers and trustees of unit trusts, investment trusts and pension, benevolent and other funds and to transact all kinds of business arising in connection with any of the foregoing offices and trusts, and to establish, settle and regulate and, if thought fit, undertake and execute any trusts with a view to the issue of any securities, certificates or other documents based on or representing any securities or other assets appropriated for the purposes of any such trust.
(6) To undertake and provide any service required in connection with or relating to individual insolvency or bankruptcy or the administration, receivership or winding-up of any company.
(7) To carry on business as a finance house and issuing house and investment and trust company and as dealers in securities, and to introduce, promote, effect, negotiate, offer for sale by tender or otherwise, guarantee, underwrite, secure the subscription or placing of, subscribe or tender for or procure the subscription of (whether absolutely or conditionally), participate in, manage or carry out, on commission or otherwise, any issue, public or private, of the securities of any company, and to lend money for the purposes of any such issue.
(8) To enter into any guarantee, bond, recognisance, contract of indemnity or suretyship and otherwise give security or become responsible for the performance of any obligation or duties by any person, including (but without limitation) any company comprised in the Group or any company otherwise associated with the Company in business, and in particular (but without prejudice to the generality of the foregoing) to guarantee, support or secure, whether by personal undertaking or covenant or by mortgaging or charging all or any part of the undertaking, property and assets, present or future, and uncalled capital of the Company, or by both such methods or in any other manner whatsoever, the performance of the obligations of, and the payment of monies secured by, or payable under or in respect of the securities of, any person, including as aforesaid, and to give and take counter-guarantees and indemnities, and to receive security for the implementation of any obligation; and to undertake the insurance, re-insurance and counter-insurance of all kinds of risks and generally to carry on the business of an insurance and guarantee company in all its aspects, in all such cases on such terms as may seem to the Directors to be expedient and whether or not the Company receives any consideration or advantage therefrom.
(B)	To carry on any business, undertaking, transaction or operation commonly carried on or undertaken by manufacturers, merchants and dealers (both wholesale and retail) in all or any articles of commercial and personal use and consumption, importers, exporters, shipowners, bankers, factors, capitalists, promoters, financiers, real property dealers and investors, concessionaires, brokers, contractors, mercantile and general agents, advertising agents, publishers, carriers and transporters of all kinds and to carry on all or any of the said businesses either together as one business or as separate distinct businesses in any part of the world.

(C)	To acquire and assume for any estate or interest and to take options over, construct, develop or exploit any property, real or personal, privileges and rights of any kind and the whole or any part of the undertaking, assets and liabilities of any person and to act and carry on business as a holding company.

(D)	To manufacture, process, import, export, deal in and store any goods and other things and to carry on the business of manufacturers, processors, importers, exporters and storers of and dealers in any goods and other things.

(E)	To acquire and exploit lands, mines and mineral rights and to acquire, explore for and exploit any natural resources and to carry on any business involving the ownership or possession or development of land or other immovable property or buildings or structures thereon and to construct, erect, install, enlarge, alter and maintain buildings, plant and machinery and to carry on business as builders, contractors and engineers.

(F)	To provide services of all descriptions and to carry on business as advisers, consultants, brokers and agents of any kind.

(G)	To advertise, market and sell the products and services of the Company and of any other person and to carry on the business of advertisers or advertising agents or of a marketing and selling organisation or of a supplier, wholesaler, retailer, merchant or dealer of any kind.

(H)	To provide technical, cultural, artistic, educational, entertainment or business material, facilities or services and to carry on any business involving any such provision.

(I)	To invest money of the Company in any investments and to hold, sell or otherwise deal with such investments, and to carry on the business of a property or investment company.

(J)	To acquire and carry on any business carried on by a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company.

(K)	To enter into any arrangements with any government or authority or person and to obtain from any such government or authority or person any legislation, orders, rights, privileges, franchises and concessions and to carry out exercise and comply with the same.

(L)	To amalgamate or enter into partnership or any profit-sharing arrangement with, and co-operate or participate in any way with or to take over or assume any obligation of, or to assist or subsidise any person or to purchase or otherwise acquire and undertake all or any part of the business, property and liabilities of any person and to promote or join in the promotion of any company whether or not having objects similar to those of the Company.

(M)	To be the holding company of companies carrying on or engaged in, or about to carry on or engage in, or formed for the purpose of carrying on or engaging in, any businesses or transactions whether or not being businesses or transactions which the Company is authorised to carry on or engage in, and for that purpose to acquire (whether by purchase, subscription or otherwise), hold, deal in and dispose of shares, stocks, debentures and other securities of any such companies and to exercise and enforce all rights and powers conferred by or incident to the ownership of any such shares, stocks, debentures and other securities and to promote, organise, incorporate, float, reorganise and finance and to aid and assist financially or otherwise any such companies and in this Clause any reference to the Company’s advantage or to the Company’s interests shall be construed as a reference to the advantage or to the interests, as the case may be, of any of (i) the Group as a whole, and (ii) one or more of the companies for the time being comprised in the Group.

(N)	To apply for and take out, purchase or otherwise acquire, renew or protect any trade and service marks and names, designs, copyrights, patents, patent rights, inventions and secret processes and any other rights of any kind and to carry on the business of an inventor, designer or research organisation.

(O)	To sell, exchange, mortgage, charge, let, grant licences, easements, options, servitude’s and other rights over, and in any other manner deal with or dispose of, all or any part of the undertaking, property and assets (present and future) of the Company for any consideration and in particular (without prejudice to the generality of the foregoing) for any securities or for a share of profit or a royalty or other periodical or deferred payment.

(P)	To issue and allot and grant options over securities of the Company for cash or in payment or part payment for any real or personal property purchased or otherwise acquired by the Company or any services rendered to the Company or as security for any obligation or amount (even if less than the nominal amount of such securities) or for any other purpose.

(Q)	To give any remuneration or other compensation or reward for services rendered or to be rendered in placing or procuring subscriptions of, or otherwise assisting in the issue of any securities of the Company or in or about the formation of the Company or the conduct or course of its business, and to establish or promote, or concur or participate in establishing or promoting, any company, fund or trust and to subscribe for, underwrite, purchase or otherwise acquire securities of any company, fund or trust and to carry on the business of company, fund, trust or business promoters or managers and of underwriters or dealers in securities, and to act as director of and as secretary, manager, registrar or transfer agent for any other company and to act as trustee of any kind and to undertake and execute any trust and any trust business (including the business of acting as trustee under wills and settlements and as executor and administrator).

(R)	To pay and discharge all the costs, charges and expenses preliminary or incidental to the promotion, formation, establishment and incorporation of the Company, and to procure the registration or incorporation of the Company in or under the laws of any place outside England.

(S)	To grant or procure the grant of donations, gratuities, pensions, annuities, allowances, or other benefits, including benefits on death to any directors, officers or employees or former directors, officers or employees or agents of the Company or any company which at any time is or was a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company or otherwise associated with or related to the Company or of any predecessor in business of any of them, and to the relations, connections or dependants of any such persons, and to other persons whose service or services have directly or indirectly been of benefit to the Company or whom the Board of Directors of the Company considers have any moral claim on the Company or to their relations, connections or dependants, and to establish and maintain any scheme for facilitating the ownership by employees of the Company of shares in the Company or to enable employees to participate in the profits of the Company and to establish or support any funds, trusts, insurance’s or schemes or any associations, institutions, clubs, sports and social facilities, schools, building and housing schemes, funds and trusts, and to make payments towards insurance’s or other arrangements likely to benefit any such persons or otherwise advance the interests of the Company or of its Members, and to subscribe, guarantee or pay money for any purpose likely, directly or indirectly, to further the interests of the Company or of its Members or for any national, charitable, benevolent, educational, social, public, general or useful object.

(T)	To cease carrying on or wind up any business or activity of the Company, and to cancel any registration of and to wind up or procure the dissolution of the Company in any state or territory.

(U)	To distribute any of the property or assets of the Company or any proceeds of sale or other disposal among its creditors and Members in specie or kind.

(V)	To do all or any of the things or matters aforesaid in any part of the world and either as principals, agents, contractors, trustees or otherwise and by or through trustees, agents or otherwise and either alone or in conjunction with others.

(W)	To carry on any other business or activity and do anything of any nature which in the opinion of the Board of Directors of the Company is or may be capable of being conveniently carried on or done in connection with the above, or likely directly or indirectly to enhance the value of or facilitate the realisation of or render more profitable all or any part of the Company’s undertaking property or assets or otherwise to advance the interests of the Company or of its Members.

(X)	To do all such other things as in the opinion of the Board of Directors of the Company are or may be incidental or conducive to the attainment of the above objects or any of them.
     And it is hereby declared that “company” in this clause, except where used in reference to this Company, shall include any partnership or other body of persons, whether incorporated or not incorporated, and whether formed, incorporated, domiciled or resident in the United Kingdom or elsewhere, “Group” shall include the Company and any subsidiary or related company as those terms are defined in the Companies Act 1985, “person” shall include any company as well as any other legal or natural person, “securities” shall include any fully, partly or nil paid or no par value share, stock, unit, debenture, debenture or loan stock, deposit receipt, bill, bond, depository receipt, note, warrant, coupon, right to subscribe or convert, or similar right or obligation, “and” and “or” shall mean “and/or” where the context so permits, words denoting the singular shall include the plural and vice versa, “other” and “otherwise” shall not be construed ejusdem generis where a wider construction is possible, and the objects specified in the different paragraphs of this clause shall not, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company or the nature of any business carried on by the Company, but may be carried out in as full and ample a manner and shall be construed in as wide a sense as if each of the said paragraphs defined the objects of a separate, distinct and independent company.
5. The liability of the Members is limited.
6. * The share capital of the Company is £1,175,000,000, US$10,000,000 and €10,000,000 divided into 1,750,000,000 Ordinary Shares of 10p each, 1,000,000,000 Sterling Preference Shares of £1 each, 1,000,000,000 Dollar Preference Shares of US$0.01 each and 1,000,000,000 Euro Preference Shares of €0.01 each, and the Company shall have the power to divide the original or any increased capital into several classes, and to attach thereto any preferential, deferred, qualified or other special rights, privileges, restrictions or conditions.

*The Company was incorporated with capital of £50,000 divided into 50,000 Shares of £1 each.
By Ordinary Resolution passed on 28th February, 1989, the capital of the Company was increased from £50,000 divided into shares of £1 each to £56,000,000 divided into shares of 10p each by the subdivision of the existing 50,000 shares of £1 into 500,000 Ordinary Shares of 10p and the creation of 559,500,000 new Ordinary Shares of 10p each.
By Special Resolution passed on 14th June, 1989, the capital of the Company was increased to £175,000,000 by the creation of 1,190,000,000 additional ordinary shares of 10p each.
By Ordinary Resolution passed on 28th April, 1994, the capital of the Company was increased to £675,000,000 and US$10,000,000 by the creation of 500,000,000 preference shares of £1 each and 1,000,000,000 preference shares of US$0.01 each.
By Ordinary Resolution passed on 17th April, 1996, the capital of the Company was increased to £1,175,000,000 and US$10,000,000 by the creation of 500,000,000 additional preference shares of £1 each.
By Special Resolution passed on 27th April, 2000, the capital of the Company was increased to £1,175,000,000, US$10,000,000 and €10,000,000 by the creation of 1,000,000,000 preference shares of €0.01 each.

We,	the several persons whose names and addresses are subscribed, are desirous of being formed into a company, in pursuance of the Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

NAMES, ADDRESSES AND DESCRIPTIONS	Number of Shares
OF SUBSCRIBERS.	taken by each
Subscriber.

BARRY JOHN ELLIS,
Lyghe House,
Court Close,
Bray,
Maidenhead,
Berkshire SL6 2DL	49,999

BUILDING SOCIETY GENERAL MANAGER
AND SECRETARY

WITNESS to the above signature:-

STEPHEN CHARLES ADDISON SMITH,
5 Montague Road,
Berkhamsted,
Herts HP4 3DS

BUILDING SOCIETY MANAGER

NORMAN WILKES,
Westwoods,
65 Newport Road,
Woburn Sands,
Milton Keynes,
Bucks MK17 8UQ	1

BUILDING SOCIETY MANAGER
WITNESS to the above signature:-
STEPHEN CHARLES ADDISON SMITH
5 Montague Road,
Berkhamsted,
Herts HP4 3DS
Building Society Manager
DATED the 30th day of August, 1988

No. 2294747
THE COMPANIES ACT 1985
ARTICLES OF ASSOCIATION
of
ABBEY NATIONAL plc
(Articles adopted on 24th April 2003)

GENERAL PROVISIONS
INTERPRETATION
Exclusion of Table A
1. No regulations set out in any statute, or in any statutory instrument or other subordinate legislation made under any statute, concerning companies shall apply as the regulations or articles of association of the Company.
Definitions
2.	In these articles unless the context otherwise requires:-

“the Act” means the Companies Act 1985 as in force at the date of adoption of these articles;

“address”, in relation to electronic communications, includes any number or address used for the purposes of such communications;

“ANBS” means Abbey National Building Society;

“these articles” means these articles of association as altered from time to time by special resolution and the expression “this article” shall be construed accordingly;

“the auditors” means the auditors for the time being of the Company or, in the case of joint auditors, any one of them;

“the board” means the board of directors from time to time of the Company or the directors present at a meeting of the directors at which a quorum is present;

“the Building Societies Act” means the Building Societies Act 1986 as in force at the date of adoption of these articles;

“certificated share” means a share which is not an uncertificated share;

“clear days” in relation to the period of a notice means that period excluding the day when the notice is served or deemed to be served and the day for which it is given or on which it is to take effect;

“the Companies Acts” means every statute (including any orders, regulations or other subordinate legislation made under it) from time to time in force concerning companies in so far as it applies to the Company;

“the Company” means Abbey National plc;

“dematerialised instruction” means an instruction sent or received by means of a relevant system;

“dollar preference shares” means the preference shares of US$0.01 each in the capital of the Company;

“dollars”, “US$” and “cents” means the lawful currency for the time being of the United States of America;

"electronic signature” means anything in electronic form which the board requires to be incorporated into or otherwise associated with an electronic communication for the purpose of establishing the authenticity or integrity of the communication;

“euro preference shares” means the preference shares of €0.01 each in the capital of the Company;

“the Group” means the Company and its subsidiaries;

“the holder” in relation to any shares means the member whose name is entered in the register as the holder of those shares;

“instruction” includes any instruction, election, acceptance or any other message of any kind;

“issuer-instruction” means a properly authenticated dematerialised instruction attributable to a participating issuer;

“member” means a member of the Company;

“N&P” means the National and Provincial Building Society;

“the office” means the registered office of the Company;

“Operator” means a person approved by the Treasury as the Operator of the relevant system;

“Operator-instruction” means an authenticated dematerialised instruction attributable to the Operator;

“ordinary shares” means the ordinary shares of 10p each in the capital of the Company;

“paid up” means paid up or credited as paid up;

“participating class” means a class of shares for the time being a participating class title to which is recorded on the relevant system register as being held in uncertificated form;

“person entitled by transmission” means a person whose entitlement to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law has been noted in the register;

“preference shares” means the dollar preference shares, the sterling preference shares and the euro preference shares;

“relevant systems” means a computer-based system which enables uncertificated shares to be evidenced and transferred without a written instrument;

“the register” means the register of members of the Company;

“seal” means the common seal of the Company or any official seal that the Company may be permitted to have under the Companies Acts;

“the secretary” means the secretary, or (if there are joint secretaries) any one of the joint secretaries, of the Company and includes an assistant or deputy secretary and any person appointed by the board to perform any of the duties of the secretary;

“sterling”, "£” and “pence” mean the lawful currency for the time being of the United Kingdom;

“sterling preference shares” means the preference shares of £1 each in the capital of the Company;

“the Stock Exchange” means the London Stock Exchange Limited;

“Stock Exchange Nominee” means a person in respect of whom, by virtue of sub-section (4) of section 185 of the Act, the Company is not required to comply with sub-section (1) of that section;

“system-participant” in relation to a relevant system, means a person who is permitted by an Operator to send and receive properly authenticated dematerialised instructions;

“uncertificated share” means a share title to which is recorded on the relevant system register as being held in uncertificated form;

“the Uncertificated Securities Regulations” means The Uncertificated Securities Regulations 1995 as amended from time to time and any provisions of or under the Companies Act which supplement or replace such Regulations;

“United Kingdom” means Great Britain and Northern Ireland;

“the Vesting Date” means the date on which the business of ANBS is transferred to the Company;

references to a document being executed include references to its being executed under hand or under seal or by any other method except by means of an electronic signature;

references to a document being signed or to signature include references to its being executed under hand or under seal or by any other method and, in the case of an electronic communication, are to its bearing an electronic signature;

references to writing include references to any method of representing or reproducing words in a legible and non-transitory form including by way of electronic communications where specifically provided in a particular article or where permitted by the board in its absolute discretion;

words or expressions to which a particular meaning is given by the Companies Acts in force when these articles or any part of these articles are adopted bear (save as otherwise provided in these articles) the same meaning in these articles or that part (as the case may be) save that the word “company” shall include any body corporate; and

references to a meeting shall not be taken as requiring more than one person to be present if any quorum requirement can be satisfied by one person; and

headings and notes are included only for convenience and shall not affect meaning.
Form of resolution
3. (A) Where for any purpose an ordinary resolution of the Company is required, a special or extraordinary resolution shall also be effective and where for any purpose an extraordinary resolution is required, a special resolution shall also be effective.
     (B) A resolution in writing executed by or on behalf of each member who would have been entitled to vote upon it if it had been proposed at a general meeting at which he was present shall be as effectual as if it had been passed at a general meeting properly convened and held and may consist of several instruments in the like form each executed by or on behalf of one or more of the members. In this paragraph of this article references to in writing include the use of electronic communications subject to such terms and conditions as the board may decide.
SHARE CAPITAL
Authorised share capital
4. (A) The authorised share capital of the Company at the date of adoption of this article is £1,175,000,000, US$10,000,000, and €10,000,000 divided into 1,750,000,000 ordinary shares of 10 pence each and 1,000,000,000 preference shares of £1 each (the “Sterling Preference Shares”) and 1,000,000,000 preference shares of US$0.01 each (the “Dollar Preference Shares”) and 1,000,000,000 preference shares of €0.01 each (the “Euro Preference Shares”).
     (B) All of the Preference Shares shall rank pari passu inter se to the extent that they are expressed so to rank and shall confer the rights and be subject to the limitations set out in this article. They shall also confer such further rights (not being inconsistent with the rights set out in this article) as may be attached by the board to any series of such shares prior to allotment of such series and in particular (but without prejudice to the generality of the foregoing) the board may, pursuant to the authority given by the passing of the resolution to adopt this article, consolidate and divide and/or sub-divide any Preference Shares into shares of a larger or smaller amount (and so that the provisions of articles 45 and 46 shall, where relevant, apply to any such consolidation, division or sub-division) and/or in accordance with the terms of issue of such Preference Shares may redesignate or convert such authorised Preference Share capital into any other class of share capital (including any other series of Preference Shares) into which the authorised share capital of the Company is or may at that time be divided of a like aggregate nominal amount (as nearly as may be) in the same currency as the Preference Shares so redesignated or converted or into unclassified shares of the same aggregate nominal amount (as nearly as may be) in the same currency as the Preference Shares so redesignated or converted. Whenever the board has power under this article to determine any of the rights to be attached to any of the Preference Shares, the rights so determined need not be the same as those attached to the Preference Shares which have then been allotted or issued. The Preference Shares may be issued in one or more separate series and each series shall be identified in such manner as the board may determine without any such determination or identification requiring any alteration to these articles. Each of the Preference Shares shall, subject to such terms and conditions of issue as the board may determine prior to the issue of any relevant series of Preference Shares, confer the following rights as to participation in the profits and assets of the Company, attendance at meetings, voting and redemption:
(1)	Income

(a)	Preference Shares shall (subject to the further provisions described below) entitle the members holding the same to receive a preferential dividend (hereinafter called the “Preference Dividend”), payable at such rate or rates (whether fixed or variable) and on such dates (“Preference Dividend Payment Dates”) to be determined by the board before allotment on the amounts from time to time paid up or credited as paid up thereon and on such other terms and conditions as may be determined by the board prior to allotment thereof and in particular (but without prejudice to the foregoing) the board may determine whether the rights of such shares as regards participation in profits are cumulative or non-cumulative. Unless otherwise determined by the directors prior to allotment, any Preference Dividends on Sterling Preference Shares shall be payable in sterling and any Preference Dividends on Dollar Preference Shares shall be payable in dollars.

(b)	Unless otherwise determined by the board prior to allotment thereof, Preference Shares shall rank as regards participation in profits pari passu inter se and with any other shares that are expressed to rank pari passu therewith as regards participation in profits and otherwise in priority to any other shares of the Company.

(c)	If it shall subsequently appear that any dividend which has been paid to holders of Preference Shares should not have been so paid, then provided the board shall have acted in good faith, the directors shall not incur any liability for any loss which any shareholder may suffer in consequence of such payment having been made.

(d)	All or any of the following provisions may apply in relation to any particular Preference Shares (“relevant Preference Shares”) if so determined by the board prior to the allotment thereof:-

(i)	if, on any Preference Dividend Payment Date the distributable profits and distributable reserves of the Company are, in the opinion of the board, insufficient to enable payment in full to be made of the relevant Preference Dividend and, if applicable, of any dividends payable on such date on any other shares (including any arrears or deficiency of dividend on any such other shares that are in cumulative form) ranking pari passu with or in priority to the relevant Preference Shares as regards participation in profits, then the directors shall (after payment in full, or the setting aside of a sum required for payment in full, of (1) all dividends payable on or before the relevant Preference Dividend Payment Date on any shares in the capital of the Company ranking in priority to the relevant Preference Dividend and (2) any special dividend referred to in sub-paragraph (f) below) apply such distributable profits and distributable reserves (if any) in paying dividends to the holders of participating shares (as defined below) pro rata to the amount of dividend on participating shares accrued and payable (including any arrears or deficiency of dividend on any such other shares that are in cumulative form) on or before the relevant Preference Dividend Payment Date. For the purposes of this paragraph, the expression “participating shares” shall mean the relevant Preference Shares and any other shares in the capital of the Company which rank pari passu as regards participation in profits with the relevant Preference Shares and on which either (1) a dividend is payable on the relevant Preference Dividend Payment Date or (2) arrears of cumulative dividend are unpaid at the relevant Preference Dividend Payment Date;

(ii)	if, on any Preference Dividend Payment Date, the distributable profits and distributable reserves of the Company are, in the opinion of the board, insufficient to enable payment to be made of any of the relevant Preference Dividend and, if applicable, of any dividends payable on such date on any other shares ranking pari passu with or in priority to the relevant Preference Shares as regards participation in profits, then the Company shall not pay the relevant Preference Dividend;

(iii)	if, in the opinion of the board, the distributable profits and distributable reserves of the Company are sufficient to cover the relevant Preference Dividend and also the payment in full of all other dividends stated to be payable on such date on any other shares (including any arrears or deficiency of dividend on any such other shares that are in cumulative form) expressed to rank pari passu therewith or in priority thereto as regards participation in profits, then, subject to sub-paragraph (iv) below, such dividends on the Preference Shares and on such other shares shall be declared and paid in full;

(iv)	if, in the opinion of the board, the payment of any Preference Dividend would breach or cause a breach of the Bank of England’s capital adequacy requirements from time to time applicable to the Company then none of such Preference Dividend shall be declared or paid;

(v)	subject to sub-paragraph (vii) below, the relevant Preference Shares shall carry no further right to participate in the profits and reserves of the Company other than the Preference Dividend and if on any occasion a Preference Dividend (or any part thereof) is not paid for the reasons described above, the holders of Preference Shares (other than Preference Shares which are expressed to have a cumulative right as regards participation in profits) shall have no claim in respect of such shortfall;

(vi)	if a Preference Dividend on any relevant Preference Shares is not paid in full (or a sum is not set aside to provide for its payment in full) the Company may not (without the written consent of three-fourths in nominal value of, or the sanction of an extraordinary resolution passed at a separate general meeting of the holders of relevant Preference Shares) thereafter redeem, reduce, purchase or otherwise acquire for any consideration any other share capital of the Company ranking pari passu with or after the relevant Preference Shares as regards participation in the assets of the Company (and may not set aside or establish any sinking fund for any such redemption, reduction, purchase or other acquisition) until such time as all Preference Dividends on Preference Shares which are expressed to have a cumulative right as regards participation in profits have been paid in full (including any arrears or deficiency of dividend in respect thereof) or a sum shall have been set aside for such payment in full and Preference Dividends on the relevant Preference Shares in respect of such period as the board shall determine prior to allotment of the relevant Preference Shares shall have been paid in full (or a sum shall have been set aside for such payment in full);

(vii)	the provisions described in this sub-paragraph shall apply where any Preference Dividend is, for the reasons specified above, not payable and the amounts (if any) standing to the credit of the profit and loss account of the Company together with the amount of the reserves of the Company available for the purpose are sufficient to enable the allotments of additional preferences shares referred to in the further provisions of this sub-paragraph to be made in full:-
(aa)	for the purposes of this sub-paragraph:-
(x)	“Relevant Shares” means relevant Preference Shares and any preference shares of the Company ranking pari passu with the relevant Preference Shares as regards participation in profits (other than any such shares which are expressed to have a cumulative right as regards participation in profits) in respect of which a preference dividend which would have been payable on the same date as a Relevant Dividend on Preference Shares is not to be paid; and

(y)	“Relevant Dividend” means the preference dividend which is not to be paid on Relevant Shares on any occasion, and where a member holds Relevant Shares of more than one class, the provisions of this sub-paragraph shall be interpreted and applied separately in respect of each class of Relevant Shares held by him;

(bb)	provided that the Company has sufficient authorised but unissued share capital and that the directors are authorised in accordance with section 80 of the Companies Act 1985 to allot the appropriate amount of relevant securities (for which purposes the directors shall, if necessary, call as soon as practicable a general meeting of the Company at which the appropriate resolutions to create such share capital and to obtain such authority are proposed), each holder of Relevant Shares shall, on the date for payment of the Relevant Dividend had such dividend been paid in cash, be allotted such additional nominal amount of preference shares of the same class, denominated in the same currency and carrying identical rights and limitations as the particular Relevant Shares in question, credited as fully paid, as is equal to an amount determined by multiplying the cash amount of the Relevant Dividend (exclusive of any associated tax credit) that would have been payable to him had such dividend been payable in cash by a factor to be determined by the board prior to allotment of the Relevant Shares and rounding the resulting sum down to the nearest integral multiple of £1 (in the case of Sterling Preference Shares) and of US$0.01 (in the case of Dollar Preference Shares). A holder of Preference Shares receiving an allotment of additional preference shares in accordance with this sub-paragraph shall not be entitled to receive any part of the Relevant Dividend relating to Relevant Shares of that class in cash;

(cc)	subject to the provisos in sub-paragraph (vii)(bb) above, for the purpose of paying up preference shares to be allotted on any occasion pursuant to this sub-paragraph, the directors shall capitalise out of the sums standing to the credit of the profit and loss account of the Company and/or to the credit of the Company’s reserve accounts (including share premium account) available for the purpose, as the directors may determine, a sum equal to the aggregate nominal amount of the additional preference shares then to be allotted and apply the same in paying up in full the appropriate amount of unissued preference shares of that class or classes in question;

(dd)	the additional preference shares so allotted shall rank pari passu in all respects with the particular Relevant Shares in respect of which the additional preference shares were so allotted, save only as regards participation in the Relevant Dividend; and

(ee)	the board may undertake and do such acts and things as it may consider necessary or expedient for the purpose of giving effect to the provisions described in this paragraph.
(e)	Subject as provided in sub-paragraph (f) below, if a Preference Dividend on any relevant Preference Shares is not paid in full (or a sum is not set aside to provide for its payment in full), no dividend may thereafter be declared or paid on any other share capital of the Company ranking as to participation in profits after the relevant Preference Shares until such time as all Preference Dividends on Preference Shares which are expressed to have a cumulative right as regards participation in profits have been paid in full (including any arrears or deficiency of dividend in respect thereof) or a sum shall have been set aside for such payment in full and Preference Dividends on the relevant Preference Shares in respect of such period as the board shall determine prior to allotment of the relevant Preference Shares shall have been paid in full (or a sum shall have been set aside for such payment in full).
(f)	In any calendar year, whether or not any Preference Dividend on any particular Preference Shares has been paid in full and notwithstanding any other provision of these articles, the board may, if it so resolves, pay (or set aside a sufficient sum for payment of) a special dividend not exceeding (in the case of the Sterling Preference Shares) one penny per share or (in the case of the Dollar Preference Shares) one cent per share on any shares in the capital of the Company in respect of which no dividend has previously been paid in that calendar year. References elsewhere in this article to any dividend payable on any Preference Shares shall not be treated as including a reference to any special dividend paid on any particular Preference Shares pursuant to this sub-paragraph (f).

(2)	Capital

(a)	On a distribution of assets on a winding-up of the Company or return of capital (other than on a redemption or purchase by the Company of any of its share capital), members holding Preference Shares shall in respect thereof be entitled to receive, out of the surplus assets remaining after payment of the Company’s liabilities, an amount equal to the amount paid up or credited as paid up on the Preference Shares together with such premium (if any) as may be determined by the board prior to allotment thereof (and so that the board may determine that such premium is payable only in specified circumstances). Unless otherwise determined by the board prior to allotment, such amount in respect of Sterling Preference Shares shall be payable in sterling and such amount in respect of Dollar Preference Shares shall be payable in dollars.

(b)	In addition to the amount repayable on the Preference Shares in accordance with sub-paragraph (a) above there shall be payable a sum equal to the Preference Dividend which would have been payable by the Company in accordance with paragraph (1) above (together, in the case of Preference Shares which are expressed to have a cumulative right as regards participation in profits, with any arrears or deficiency of Preference Dividend), calculated at the annual rate determined by the board before allotment of the Preference Shares in question, in respect of the number of days included in the period commencing with the day following whichever Preference Dividend Payment Date shall most recently have occurred prior to the date of commencement of the winding-up of the Company or return of capital and ending with such date of commencement of winding-up or return of capital, as though such period had been one in relation to which a Preference Dividend would have been payable pursuant to the provisions described in paragraph (1)(a) above and the terms of issue of the Preference Shares in question, but subject always to the provisions described in paragraph (1)(d) (i), (ii) and (iv) above and to the terms on which any particular Preference Shares are issued.

(c)	With respect to the amounts payable or repayable under sub-paragraphs (a) and (b) of this paragraph in the event of a winding-up of the Company or return of capital, Preference Shares shall rank pari passu inter se and with any other shares that are expressed to rank pari passu therewith as regards participation in surplus assets and otherwise in priority to any other share capital of the Company. Save as may be determined by the board prior to the issue of any particular series of Preference Shares, the holders of Preference Shares shall not be entitled in respect thereof to any further or other right of participation in the assets of the Company upon a winding-up or return of capital.

(3)	Voting

The holders of any series of Preference Shares will only be entitled to receive notice of and to attend any general meeting of the Company:-
(1)	if the Preference Dividend on the Preference Shares of such series has not, at the date of the notice of the general meeting, been paid in full in respect of such dividend periods as the board may prior to allotment determine, in which case the holders of the Preference Shares of such series will be entitled to speak and/or vote upon any resolution proposed thereat; or

(2)	if a resolution is proposed at the general meeting:-
(i)	for, or in relation to, the winding-up of the Company; or

(ii)	varying, altering or abrogating any of the rights, privileges, limitations or restrictions attached to the Preference Shares of such series, in which case the holders of the Preference Shares of such series will be entitled to speak and/or vote only upon such resolution; or

(3)	in such other circumstances, and upon and subject to such terms, as the board may determine prior to allotment.
On a show of hands every holder of Preference Shares who is entitled to vote and who (being an individual) is present in person or (being a corporation) is present by representative shall have one vote. On a poll each holder of Preference Shares present in person or by proxy and entitled to vote shall have such number of votes in respect of each Preference Share as the board may determine prior to the allotment of such shares.

(4)	Redemption of Shares
(a)	Unless the board shall, prior to the allotment of any series of Preference Shares, determine that such series shall be non-redeemable, each series of Preference Shares shall, subject to the provisions of the Companies Acts and to the other provisions of this paragraph (4), be redeemable at the option of the Company in whole or in part on any day by the Company giving to each of the holders of the Preference Shares to be redeemed not less than fourteen days’ prior notice in writing (a “Notice of Redemption”) and by the Company complying with the other requirements of this paragraph (4).

(b)	Such Preference Shares shall be redeemable on any date falling no earlier than five years and one day after the date of allotment of the particular Preference Shares in question.

(c)	Such Preference Shares shall cease to be redeemable in such circumstances (if any) as the board may determine prior to the allotment of the particular Preference Shares in question.

(d)	In the case of a partial redemption under sub-paragraph (a) of this paragraph (4) of this article 4(B), the Company shall for the purposes of ascertaining the particular Preference Shares to be redeemed cause a drawing to be made at the office (or at such other place as the board may determine) in the presence of the auditors.

(e)	A Notice of Redemption shall specify the particular Preference Shares to be redeemed, the date fixed for redemption (the “Redemption Date”), the amount payable in respect of each such Preference Share on redemption and the place in the United Kingdom at which the certificates for such shares are to be presented for redemption and upon such date each of the holders of the Preference Shares concerned shall be bound to deliver to the Company at such place the certificates for the Preference Shares concerned. Upon such delivery and against the receipt of such holder for the redemption moneys payable in respect of such Preference Shares, the Company shall pay to such holder the amount due to him in respect of such redemption and shall cancel the certificates so delivered. If any certificate so delivered to the Company includes any Preference Shares not to be redeemed on the Redemption Date a fresh certificate for such Preference Shares shall be issued free of charge to the holder delivering such certificate to the Company. No defect in the Notice of Redemption or in the giving thereof shall affect the validity of the redemption procedure.

(f)	There shall be paid on each Preference Share so redeemed the amount paid up or credited as paid up thereon, together (to the extent permitted by the Companies Acts) with any premium paid on issue and, in the case of fixed rate Dollar Preference Shares only, but only if the terms of issue of any relevant Dollar Preference Shares issued after 24 April, 2003 shall so require, any Relevant Redemption Premium (as hereinafter defined). These provisions are without prejudice to any right of the holders of any Preference Share to receive amounts of dividend payable pursuant to the terms of issue of any particular Preference Share and any such dividend shall be deemed not to form part of the amount payable on redemption. “Relevant Redemption Premium” means an amount calculated in accordance with the following formula as applied in relation to any Redemption Date which falls within the period of five years commencing on the day following the fifth anniversary of the first date of allotment (the “Relevant Allotment Date”) of the particular series of Dollar Preference Shares in question. The formula for calculation of the Relevant Redemption Premium shall be A x B, where:
“A” is the annual amount of dividend (expressed in dollars) on one Dollar Preference Share of the particular series of Dollar Preference Shares in question excluding any associated tax credit; and

“B”, in relation to a Redemption Date falling within the period of twelve months commencing on the day following the fifth anniversary of the Relevant Allotment Date, is 1/2 (one half), or,

in relation to a Redemption Date falling within the period of twelve months commencing on the day following the sixth anniversary of the Relevant Allotment Date, is 2/5 (two fifths), or,

in relation to a Redemption Date falling within the Period of twelve months commencing on the day following the seventh anniversary of the Relevant Allotment Date, is 3/10 (three tenths), or,

in relation to a Redemption Date falling within the period of twelve months commencing on the day following the eighth anniversary of the Relevant Allotment Date, is 1/5 (one fifth), or,

in relation to a Redemption Date falling within the period of twelve months commencing on the day following the ninth anniversary of the Relevant Allotment Date, is 1/10 (one tenth).
The product of the above formula shall be rounded down to the nearest whole cent. No Relevant Redemption Premium shall be payable when the Redemption Date falls after the tenth anniversary of the Relevant Allotment Date.

(g)	Payment by the Company in respect of the amount due on redemption shall be made, in the case of a Dollar Preference Share, by a dollar cheque drawn on a bank in England or in New York City and, in the case of a Sterling Preference Share, by a sterling cheque drawn on a bank in London, or, upon the request of the holder or joint holders not later than the date specified for the purpose in the Notice of Redemption, by transfer to in the case of a Dollar Preference Share, a dollar account maintained by the payee with a bank in London or New York City or, in the case of a Sterling Preference Share, a sterling account maintained by the payee with a bank in London. All payments in respect of redemption monies will in all respects be subject to any applicable fiscal or other laws.

(h)	As from the relevant Redemption Date the dividend on the Preference Shares due for redemption shall cease to accrue except on any such Preference Shares in respect of which, upon the due delivery of the certificate relating thereto in accordance with sub-paragraph (d) of this paragraph (4), payment of the redemption moneys due on such Redemption Date shall be improperly withheld or refused in which case the said dividend, at the rate then applicable, shall be deemed to have continued and shall accordingly continue to accrue from the relevant Redemption Date to the date of payment of such redemption moneys. Such Preference Shares shall not be treated as having been redeemed until the redemption moneys in question together with the accrued dividend thereon have been paid whereupon such Preference Shares shall be treated as having been redeemed.

(i)	If the Redemption Date for any Preference Share is not, in the case of a Sterling Preference Share, a day on which banks in London are open for business and on which foreign exchange dealings may be conducted in London (a “Sterling Business Day”) or, in the case of a Dollar Preference Share, a day on which banks in London and New York City are open for business and on which foreign exchange dealings may be conducted in such cities (a “Dollar Business Day”), then payment of the amount payable on redemption will be made on the next succeeding Sterling Business Day or Dollar Business Day as the case may be, and without any interest or other payment in respect of such delay unless such day shall fall within the next calendar month, whereupon such payment will be made on the preceding Sterling Business Day or Dollar Business Day, as the case may be.

(j)	The receipt of the registered holder for the time being of any Preference Shares or, in the case of joint registered holders, the receipt of any one of them for the monies payable on redemption thereof, shall constitute an absolute discharge to the Company in respect thereof.

(k)	Upon the redemption or purchase of any Preference Shares, the directors may (pursuant to the authority given by the passing of the resolution to adopt this article) consolidate and divide and/or sub-divide the authorised, but unissued, Preference Share capital existing as a consequence of such redemption or purchase into shares of a larger or smaller amount and/or may convert such authorised, but unissued, Preference Share capital into any other class of share capital into which the authorised share capital of the Company is or may at that time be divided of a like aggregate nominal amount (as nearly as may be) in the same currency as the Preference Shares so redeemed or purchased or into unclassified shares of the same aggregate nominal amount (as nearly as may be) in the same currency as the Preference Shares so redeemed or purchased (and so that the provisions of articles 45 and 46 shall, where relevant, apply to any such consolidation, division or sub-division).
(5)	Further Shares

(a)	Save as provided by the terms of issue of any particular Preference Shares, the Company shall not create or issue any further shares ranking as regards participation in the profits and assets of the Company in priority to the Preference Shares.

(b)	Any series of Preference Shares or other shares ranking pari passu in some or all respects with the Preference Shares then in issue may (unless otherwise provided by the terms of issue of the Preference Shares then in issue), without their creation or issue being deemed to vary the special rights attached to any Preference Shares then in issue, either carry rights identical in all respects with such Preference Shares or any of them or carry rights differing therefrom in any respect. Unless otherwise provided by the terms of issue, the rights attaching to any Preference Shares shall not be deemed to be varied or abrogated by the purchase, redemption or cancellation by the Company of any of its shares ranking as regards participation in the profits or assets of the Company pari passu with or after such Preference Shares.
Rights attached to shares
5. Subject to the provisions of the Companies Acts and to any rights conferred on the holders of any other shares, any share may be issued with or have attached to it such rights and restrictions as the Company may by ordinary resolution decide or, if no such resolution has been passed or so far as the resolution does not make specific provision, as the board may decide.
5A.1 In this Article 5A, references to the “Scheme” are to the scheme of arrangement (as it may be modified or amended (including, without limitation, any modification or addition which represents an improvement in the value and/or terms of the Acquisition to Holders of Scheme Shares (as determined by Morgan Stanley & Co. Limited and the board of directors of the Company)) in accordance with its terms) between the Company and the Holders of the Scheme Shares under section 425 of the Companies Act dated 17 September 2004 and terms defined in the Scheme shall have the same meanings in this Article.
5A.2 Notwithstanding any other provision of these Articles, if the Company issues any Abbey Shares on or after the adoption of this Article and prior to the Scheme Record Time, such shares shall be allotted and issued subject to the terms of the Scheme and the holders of such shares shall be bound by the Scheme accordingly.

5A.3 Subject to and with effect from the Effective Date, if following the Scheme Record Time any shares in the Company are issued to any person or persons (each a “New Member”) other than Banco Santander, one of its subsidiary undertakings or its nominee, they will be allotted and issued on terms that they must be immediately transferred to Banco Santander in consideration for the issue or transfer from treasury by Banco Santander to the New Member of such number of Banco Santander Shares (credited as fully paid) as that New Member would have been entitled to had each Abbey Share transferred hereunder been a Scheme Share but not, for the avoidance of doubt, any dividends the New Member would have been entitled to had each Abbey Share transferred hereunder been a Scheme Share, subject to Article 5A.4 below.
5A.4 The number of New Banco Santander Shares to be issued and delivered to the New Member under Article 5A.3 above may be adjusted by the Company in such manner as the auditors of the Company may determine to be appropriate on any reorganisation or material alteration (including, without limitation, any sub-division and/or consolidation) of the share capital of either the Company or Banco Santander carried out on or after the Effective Date.
5A.5 To give effect to any such transfer required by this Article 5A, the Company may appoint any person to execute and deliver a form of transfer on behalf of the New Member in favour of Banco Santander and to agree for and on behalf of the New Member to become a member of Banco Santander. Pending the registration of Banco Santander as the holder of any share to be transferred pursuant to this Article 5A, Banco Santander shall be empowered to appoint a person nominated by the directors of Banco Santander to act as attorney on behalf of the New Member in accordance with such directions as Banco Santander may give in relation to any dealings with or disposal of such share (or any interest therein), exercising any rights attached thereto or receiving any distribution or other benefit accruing or payable in respect thereof and the registered holders of such share shall exercise all rights attaching thereto in accordance with such directions.
Redeemable shares
6. Subject to the provisions of the Companies Acts and to any rights conferred on the holders of any other shares, any share may be issued which is to be redeemed, or is to be liable to be redeemed at the option of the Company or the holder, on such terms and in such manner as may be provided by these articles or as the board may, pursuant to these articles decide.
Variation of rights
7. Subject to the provisions of the Companies Acts, all or any of the rights for the time being attached to any class of shares for the time being issued may from time to time (whether or not the Company is being wound up) be varied with the consent in writing of the holders of not less than three-fourths in nominal value of the issued shares of that class or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of those shares. All the provisions of these articles as to general meetings of the Company shall mutatis mutandis apply to any such separate general meeting, but so that the necessary quorum shall be a person or persons holding or representing by proxy not less than one-third in nominal value of the issued shares of the class, that every holder of shares of the class shall be entitled on a poll to one vote for every share of the class held by him, that any holder of shares of the class present in person or by proxy may demand a poll and that at any adjourned meeting of the holders one holder present in person or by proxy (whatever the number of shares held by him) shall be a quorum.

Pari passu issues
8. The rights conferred upon the holders of any shares shall not, unless otherwise expressly provided in the rights attaching to those shares, be deemed to be varied by the creation or issue of further shares ranking pari passu with them.
Unissued shares
9. (A) Subject to the provisions of the Companies Acts and these articles, the unissued shares of the Company (whether forming part of the original or any increased capital) shall be at the disposal of the board which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms as the board may decide.

(B)	(i)	The board may, by ordinary resolution of the Company fixing the Section 80 Period and the Section 80 Amount for the purpose of this article, be generally and unconditionally authorised pursuant to Section 80 to exercise for each such Section 80 Period all the powers of the Company to allot relevant securities up to an aggregate nominal amount equal to the Section 80 Amount; and

	(ii)	during each Section 80 Period the Company may make an offer or agreement which would or might require relevant securities to be allotted after the expiry of such period and the board may allot relevant securities in pursuance of such an offer or agreement as if the authority conferred had not expired.

(C)	(i)	The board shall, by special resolution of the Company fixing the Section 89 Period and the Section 89 Amount for the purpose of this article, be empowered pursuant to Section 95 to allot equity securities pursuant to the terms of the relevant Section 80 Authority wholly for cash during each such Section 89 Period as if Section 89(1) did not apply to such allotment PROVIDED THAT this power shall be limited to:
(a)	the allotment of equity securities in connection with a rights issue; and

(b)	the allotment (otherwise than in connection with a rights issue) of equity securities up to an aggregate nominal amount equal to the Section 89 Amount;
(ii)	during each Section 89 Period the Company may make an offer or agreement which would or might require equity securities to be allotted after the expiry of such period and the board may allot equity securities in pursuance of such an offer or agreement as if the power conferred had not expired.
(D)	For the purposes of this article:-

“equity securities” shall have the same meaning as in Section 94;

“relevant securities” shall have the same meaning as in Section 80;

“rights issue” means an offer of equity securities to ordinary shareholders, and to all holders of any other class of equity security in accordance with the rights attached to such a class, in proportion (as nearly as may be) to their respective holdings of such ordinary shares and equity securities or in accordance with the rights attached to such equity securities but subject to such exclusions, variations or other arrangements as the board may deem necessary or expedient to deal with:-
(a)	fractional entitlements; or

(b)	legal or practical problems under the laws, or the requirements, of any regulatory body or any stock exchange in any territory;
“Section 80” means Section 80 of the Companies Act 1985 as amended or re-enacted from time to time;

“Section 80 Authority” means the authority conferred on the board by an ordinary resolution of the Company pursuant to paragraph (B) and the “relevant Section 80 Authority” shall be that Section 80 Authority which remains in force in accordance with its terms (subject to any variation or revocation) at the date in question;

the “Section 80 Amount” shall for any Section 80 Period be that stated in the relevant ordinary resolution;

the “Section 80 Period” means any period (not exceeding 5 years from the date of the relevant ordinary resolution) for which the authority referred to in paragraph (B) is conferred by such ordinary resolution;

“Section 89(1)” means Section 89(1) of the Companies Act 1985 as amended or re-enacted from time to time;

the “Section 89 Amount” shall for any Section 89 Period be that stated in the relevant special resolution PROVIDED THAT this shall not exceed the Section 80 Amount stated in the ordinary resolution conferring the relevant Section 80 Authority less the aggregate nominal amount of relevant securities subsequently allotted pursuant to the relevant Section 80 Authority as at the date of the relevant special resolution;

the “Section 89 Period” means any period (not exceeding 5 years from the date of the relevant special resolution, nor expiring after the date on which the Section 80 Period stated in the ordinary resolution conferring the relevant Section 80 Authority expires) for which the power referred to in paragraph (C) is conferred by such special resolution;

“Section 94” means Section 94 of the Companies Act 1985 as amended or re-enacted from time to time;

“Section 95” means Section 95 of the Companies Act 1985 as amended or re-enacted from time to time; and

the nominal amount of any securities shall be taken to be, in the case of rights to subscribe for or to convert any securities into shares of the Company, the nominal amount of such shares which may be allotted pursuant to such rights.
Payment of commission
10. The Company may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by the Companies Acts.
Trusts not recognised
11. Except as ordered by a court of competent jurisdiction or as required by law and except to the extent expressly provided in Articles 44 and 123 in relation to the trustee to whom shares may be issued in accordance with the terms of the transfer of the business of N&P to the Company, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or required in any way to recognise (even when having notice of it) any interest in any share other than an absolute right to the whole of the share in the holder.
CERTIFICATES
Right to share certificate
12. (A) Subject to the provisions of the Uncertificated Securities Regulations, the rules of any relevant system and these articles, every person (except a person to whom the Company is not by law required to issue a certificate) whose name is entered in the register as a holder of any certificated shares shall be entitled, without payment, to receive within two months after allotment or lodgement of an instrument of a transfer to him of those shares or within two months after the relevant Operator-instruction is received by the Company (or within such other period as the terms of issue shall provide) either one certificate for all those shares of any one class without payment or several certificates each for one or more of the shares of the class in question upon payment for every certificate after the first of such reasonable out-of-pocket expenses as the board may from time to time decide. The Company shall arrange for certificates so prepared to be despatched to the holder concerned upon receipt of such evidence as it may consider reasonable to verify the identity and address of the holder concerned. In the case of a certificated share held jointly by several persons the Company shall not be bound to issue more than one certificate and, delivery of a certificate to one of several joint holders shall be sufficient delivery to all. A member (except a Stock Exchange Nominee) who transfers some but not all of the shares comprised in a certificate shall be entitled to a certificate for the balance without charge. Any two or more certificates representing shares of any one class held by any member shall at his request be cancelled and a single new certificate for such shares issued in lieu without charge.
Uncertificated Shares

12.	(B)	(a	)	Pursuant and which is separate from certificated shares with the same rights. subject to the Uncertificated Securities Regulations, the board many permit title to shares of any class to be evidenced otherwise than by a certificate and title to shares of such a class to be transferred by means of a relevant system and may make arrangements for a class of shares (if all shares of that class are in all respects identical) to become a participating class. Title to shares of a particular class may only be evidenced otherwise than by a certificate where that class of shares is for the time being a participating class. The board may also, subject to compliance with the Uncertificated Securities Regulations and the rules of any relevant system, determine at any time that title to any class of shares may from a date specified by the board no longer be evidenced otherwise than by a certificate or the title to such a class shall cease to be transferred by means of any particular relevant system. For the avoidance of doubt, shares which are uncertificated shares shall not be treated as forming a class which is separate from certificated shares with the same rights.

(2)	In relation to a class of shares which is, for the time being, a participating class and for so long as it remains a participating class, no provision of these articles shall apply or have effect to the extent that it is inconsistent in any respect with:-

(i)	the holding of shares of that class in uncertificated form;

(ii)	the transfer of title to shares of that class by means of a relevant system; and

(iii)	any provision of the Uncertificated Securities Regulations.

(3)	Shares of a class which is for the time being a participating class may be changed from uncertificated to certificated form, and from certificated to uncertificated form, in accordance with and subject as provided in the Uncertificated Securities Regulations and the rules of any relevant system.

(4)	Unless the board otherwise determines or the Uncertificated Securities Regulations or the rules of the relevant system concerned otherwise require, any shares issued or created out of or in respect of any uncertificated shares shall be uncertificated shares and any shares issued or created out of or in respect of any certificated shares shall be certificated shares.
Names of holders
13. In respect of shares of the Company acquired by persons by virtue of the transfer of the business of ANBS to the Company or, as the case may be, issued as a consequence of the transfer of the business of N&P to the Company, the board may enter in the register the surnames and initials of such holders in cases where it is not aware of the full names of the holders.
Replacement of share certificates
14. If a share certificate is defaced, worn out, lost or destroyed, it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of any exceptional out-of-pocket expenses of the Company in investigating the evidence and preparing the indemnity as the board may decide and, where it is defaced or worn out, after delivery of the old certificate to the Company.

Execution of share certificates
15. Every share certificate shall be executed under a seal or in such manner as the board, having regard to the terms of issue and any listing requirements, may authorise and shall specify the number and class of the shares to which it relates and the amount or respective amounts paid up on the shares. The board may by resolution decide, either generally or in any particular case or cases, that any signatures on any share certificates need not be autographic but may be applied to the certificates by some mechanical means or may be printed on them or that the certificates need not be signed by any person.
LIEN
Company’s lien on shares not fully paid
16. The Company shall have a first and paramount lien on every share (not being a fully paid share) for all amounts payable to the Company (whether presently or not) in respect of that share. The Company’s lien on a share shall extend to every amount payable in respect of it. The board may at any time either generally or in any particular case waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this article.
Enforcing lien by sale and application of proceeds
17. (A) The Company may sell, in such manner as the board may decide, any shares on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen clear days after a notice in writing has been served on the holder of the shares, demanding payment and stating that if the notice is not complied with the shares may be sold. For giving effect to the sale the board may authorise some person to transfer the shares in question and an instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the shares. The purchaser shall not be bound to see to the application of the purchase moneys, nor shall his title to the shares be affected by any irregularity or invalidity in reference to the sale.
     (B) The net proceeds, after payment of the costs, of the sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as it is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale and upon surrender, if required by the Company, for cancellation of the certificate for the shares sold) be paid to the holder immediately before the sale.
STOCK AND SHARE WARRANTS TO BEARER
18. The Company may issue, under a seal, stock or share warrants to bearer in respect of any stock or fully paid shares in the Company, stating that the bearer of a warrant is entitled to the stock or shares represented thereby, and the Company may provide by coupons or otherwise for the payment of any future dividends on the stock or shares so represented. Such powers shall be vested in the board which may determine and from time to time vary the conditions upon which warrants shall be issued. Without prejudice to the generality of the foregoing, the board may determine the conditions upon which any warrant or coupon shall be replaced, but so that, in the case of the loss of a warrant or coupon, no replacement warrant or coupon shall be issued unless the board is satisfied beyond reasonable doubt that the original has been destroyed, and the board may also determine the conditions upon which the bearer of a warrant shall be entitled to receive notice of, and to attend, vote and demand a poll at, general meetings of the Company and to join in requisitioning or convening general meetings, and upon which a warrant may be surrendered and the name of the bearer entered in the register in respect of the shares represented thereby. Subject to such conditions and to the provisions of these articles and of the Companies Acts, the bearer of a warrant shall be deemed to be a member for all purposes. The bearer of a warrant shall hold the same subject to the conditions for the time being in force in regard to warrants for stock or shares of the same class of stock or shares to which the warrant relates and whether such conditions are determined by the board before or after the issue of such warrant.
CALLS ON SHARES
Calls
19. Subject to the terms of issue, the board may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal amount of the shares or by way of premium) and not payable on a date fixed by or in accordance with the terms of issue, and each member shall (subject to the Company serving upon him at least fourteen clear days’ notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his shares. A call may be revoked or postponed as the board may decide. A person upon whom a call is made shall remain liable for all calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.
Payment on calls
20. A call may be made payable by instalments and shall be deemed to have been made at the time when the resolution of the board authorising the call was passed.
Liability of joint holders
21. The joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share.
Interest due on non-payment
22. If a call remains unpaid after it has become due and payable, the person from whom it is due and payable shall pay interest on the amount unpaid from the day it is due and payable to the time of actual payment at such rate, not exceeding 15 per cent. per annum, as the board may decide and all costs, charges and expenses that may have been incurred by the Company by reason of such non-payment but the board shall be at liberty to waive payment of such interest or such costs, charges and expenses wholly or in part.
Sums due on allotment treated as calls
23. Any amount which becomes payable in respect of a share on allotment or on any other date fixed by or in accordance with the terms of issue, whether in respect of the nominal amount of the share or by way of premium or as an instalment of a call, shall be deemed to be a call and, if it is not paid, all the provisions of these articles shall apply as if the sum had become due and payable by virtue of a call.
Power to differentiate
24. Subject to the terms of issue, the board may on the issue of shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.
Payment of calls in advance
25. The board may, if it thinks fit, receive from any member who is willing to advance them all or any part of the moneys uncalled and unpaid upon any shares held by him and upon all or any of the moneys so advanced may (until they would, but for the advance, become presently payable) pay interest at such rate, not exceeding (unless the Company by ordinary resolution shall otherwise direct) 15 per cent. per annum, as the board may decide.
FORFEITURE OF SHARES
Notice if call or instalment not paid
26. If any call or instalment of a call remains unpaid on any share after the day appointed for payment, the board may at any time thereafter serve a notice on the holder requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and any costs, charges and expenses incurred by the Company by reason of such non-payment.
Form of notice
27. The notice shall name a further day (not being less than fourteen clear days after the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that in the event of non-payment on or before the day and at the place appointed, the shares in respect of which the call was made or instalment is payable will be liable to be forfeited. The board may accept the surrender of any share liable to be forfeited and, in that event, references in these articles to forfeiture shall include surrender.
Forfeiture if non-compliance with notice
28. If the notice is not complied with, any share in respect of which it was given may, at any time before payment of all calls or instalments and interest and costs, charges and expenses due in respect of it has been made, be forfeited by a resolution of the board to that effect and the forfeiture shall include all dividends declared and other moneys payable in respect of the forfeited shares and not paid before the forfeiture.
Notice after forfeiture
29. When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share but no forfeiture shall be invalidated by any omission or neglect to give the notice.

Sale of forfeited shares
30. Until cancelled in accordance with the requirements of the Companies Acts, a forfeited share shall be deemed to be the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was, before forfeiture, the holder or to any other person upon such terms and in such manner as the board shall decide. The board may for the purposes of the disposal authorise some person to transfer the shares in question and may enter the name of the transferee in respect of the transferred shares in the register notwithstanding the absence of any share certificate being lodged in respect thereof and may issue a new certificate to the transferee and an instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the shares. The Company may receive the consideration (if any) given for the share on its disposal. At any time before a sale, re-allotment or disposition the forfeiture may be cancelled by the board on such terms as the board may decide.
Arrears to be paid notwithstanding forfeitures
31. A person whose shares have been forfeited shall cease to be a member in respect of them and shall surrender to the Company for cancellation the certificate for the forfeited shares but shall remain liable to pay to the Company all moneys which at the date of the forfeiture were payable by him to the Company in respect of those shares with interest thereon at the rate of 15 per cent. per annum (or such lower rate as the board may decide) from the date of forfeiture until payment, and the Company may enforce payment without being under any obligation to make any allowance for the value of the shares forfeited or for any consideration received on their disposal.
Statutory declaration as to forfeiture
32. A statutory declaration that the declarant is a director of the Company or the secretary and that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the share and the person to whom the share is disposed of shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or disposal.
Transfer
33.	Subject to such of the restrictions of these articles as may be applicable:-
(i)	any member may transfer all or any of his uncertificated shares by means of a relevant system in such manner provided for, and subject as provided in the Uncertificated Securities Regulations and the rules of any relevant system, and accordingly no provision of these articles shall apply in respect of an uncertificated share to the extent that it requires or contemplates the effecting of a transfer by an instrument in writing or the production of a certificate for the share to be transferred; and

(ii)	any member may transfer all or any of his certificated shares by an instrument of transfer in any usual form or in any other form which the board may approve.

Execution of Transfer
34. The instrument of transfer of a certificated share shall be executed by or on behalf of the transferor and (in the case of a partly paid share) the transferee, and the transferor shall be deemed to remain the holder of the share concerned until the name of the transferee is entered in the register in respect of it. All instruments of transfer, when registered, may be retained by the Company.
Right to decline registration of partly paid shares
35. The board, may, in its absolute discretion and without giving any reason for so doing, decline to register any transfer of any shares which is not fully paid share PROVIDED THAT where such share is admitted to the Official List of the London Stock Exchange such discretion may not be exercised in such a way as to prevent dealings and shares of that class from taking place on an open and proper basis.
Other rights to decline registration
36. (A) The board may only decline to register a transfer of an uncertificated share in the circumstances set out in the Uncertificated Securities Regulations, and where, in the case of a transfer to joint holders, the number of joint holders to whom the uncertificated share is to be transferred exceeds four.
(B)	The board may decline to register any transfer of a certificated share unless:-

(a)	the instrument of transfer is left at the office or such other place as the board may from time to time determine accompanied (save in the case of a transfer by a person to whom the Company is not required by law to issue a certificate and to whom a certificate has not been issued) by the certificate for the share to which it relates and such other evidence as the board may reasonably require to show the right of the person executing the instrument of transfer to make the transfer;

(b)	the instrument of transfer is in respect of only one class of share; and

(c)	in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four.
Notice of Refusal
37. If the board declines to register a transfer of a share it shall, within two months after the date on which the instrument of transfer was lodged or, in the case of uncertificated shares, within two months after the date on which the relevant Operator-instruction is received, send to the transferee notice of the refusal.
No fee for registration
38. No fee shall be charged by the Company for registering any transfer or other document relating to or affecting the title to any share or for making any other entry in the register.

Closure of register
39. The registration of transfers may be suspended at such times and for such periods as the board may from time to time determine and either generally or in respect of any class of shares. The register of members shall not be closed for more than thirty days in any year.
TRANSMISSION OF SHARES
Transmission on death
40. If a member dies, the survivor or survivors, where he was a joint holder, and his personal representatives, where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his shares; but nothing contained in these articles shall release the estate of a deceased holder from any liability in respect of any share held by him solely or jointly with other persons.
Entry of transmission in register
41. Where the entitlement of a person to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law is proved to the satisfaction of the board, the board shall within two months after proof cause the entitlement of that person to be noted in the register.
Election of Person Entitled by Transmission
42. Any person entitled by transmission to a share may, subject as provided elsewhere in these articles, elect either to become the holder of the share or to have some person nominated by him registered as the holder. If he elects to be registered himself he shall give notice to the Company to that effect. If he elects to have another person registered, he shall transfer title to the share to that person. The board may at any time give notice requiring the person to elect either to be registered himself or to transfer the share and if the notice is not complied with within sixty days the board may withhold payment of all dividends and other moneys payable in respect of the share until the requirements of the notice have been complied with. All the provisions of these articles relating to the transfer of, and registration of transfers of, shares shall apply to the notice or transfer as if the death or bankruptcy of the member or other event giving rise to the transmission had not occurred and the notice or transfer was given or executed by the member.
Rights of person entitled by transmission
43. Where a person becomes entitled by transmission to a share, the rights of the holder in relation to that share shall cease, but the person entitled by transmission to the share may give a good discharge for any dividends or other moneys payable in respect of it and shall have the same rights in relation to the share as he would have had if he were the holder of it save that, until he becomes the holder, he shall not be entitled in respect of the share to attend or vote at any general meeting of the Company or at any separate general meeting of the holders of any class of shares in the Company. The board may at any time give notice requiring the person to elect either to be registered himself or to transfer the share and if the notice is not complied with within sixty days the board may withhold payment of all dividends and other moneys payable in respect of the share until the requirements of the notice have been complied with.
Untraced shareholders
44. The Company may sell any shares in the Company on behalf of the holder of, or person entitled by transmission to, the shares instructing a member of the London Stock Exchange to sell them at the best price reasonably obtainable at the time of the sale if:-
(a)	the shares have been in issue either in certificated or uncertificated form throughout the qualifying period and at least three cash dividends have become payable on the shares during the qualifying period; and

(b)	no cash dividend payable on the shares has either been claimed by presentation to the paying bank of the relevant cheque or warrant or been satisfied by the transfer of funds to a bank account designated by the holder of, or person entitled by transmission to, the shares or by the transfer of funds by means of a relevant system at any time during the relevant period; and

(c)	the Company has not at any time during the relevant period received:
(i) in the case of holders of free shares acquired by them by virtue of the transfer of the business of ANBS to the Company, satisfactory registration details or, in the case of other holders of shares (save where sub-paragraph (ii) below applies to such persons), so far as the Company at the end of the relevant period is then aware, any communication from the holder of, or person entitled by transmission to, the shares; or
(ii) in the case of holders of shares issued as a consequence of the transfer of the business of N&P to the Company, satisfactory registration details from the holder of, or person entitled by transmission to, the shares or, in the case of such shares issued to a trustee in accordance with the terms of the transfer of the business of N&P to the Company, from the person entitled to such shares under the terms of the trust; and
(d)	the Company has caused advertisements giving notice of its intention to sell the shares to be published (i) (in the case of shares issued as a consequence of the transfer of the business of N&P to the Company other than shares in respect of which satisfactory registration details have been received by the Company) in two daily newspapers with a national circulation, and (ii) (in any other case) one in a daily newspaper with a national circulation and another in a newspaper circulating in the area of the address shown in the register of the holder of, or person entitled by transmission to, the shares, and (in either such case) a period of three months has elapsed from the date of publication of the advertisements or of the last of the two advertisements to be published if they are published on different dates;

(e)	the Company has given notice to the Stock Exchange of its intention to make the sale;

and any shares which are proposed to be sold under this article may be selected by the Company at its discretion and any advertisements published by the Company need not refer to the individual names of the holders or individually identify the shares in question.
For the purposes of this article:
“the qualifying period” means the period of twelve years immediately preceding the date of publication of the relevant advertisements referred to in sub-paragraph (d) above or of the first of the two advertisements to be published if they are published on different dates except that (i) in relation to shares acquired by holders by virtue of the transfer of the business of ANBS to the Company and (ii) in relation to shares issued as a consequence of the transfer of the business of N&P to the Company (other than shares in respect of which satisfactory registration details have been received by the Company), such phrase shall have the foregoing meaning but with the substitution of the period of three years for that of twelve years; and
“the relevant period” means the period beginning at the commencement of the qualifying period and ending on the date when all the requirements of sub-paragraphs (a) to (e) above have been satisfied.
     For the purpose of (i) sub-paragraph (c)(i) above, a statutory declaration that the declarant is a director of the Company or the secretary and that the Company was not aware at the end of the relevant period of having at any time during the relevant period received any communication from the holder of, or person entitled by transmission to, the shares shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the shares, and (ii) sub-paragraph (c)(ii) above, a statutory declaration that the declarant is a director of the Company or the secretary and that the Company had not, at any time during the relevant period, received satisfactory registration details in respect of the shares from the holder of, or person entitled by transmission to, the shares or, in the case of any such shares issued to a trustee in accordance with the terms of the transfer of the business of N&P to the Company, from the person entitled to such shares under the terms of the trust shall be conclusive evidence of the facts stated in that declaration as against all persons claiming to be entitled to the shares.
     If, after the publication of either or both of the advertisements referred to in sub-paragraph (d) above but before the Company has become entitled to sell the shares pursuant to this article, the requirements of sub-paragraph (b) or (c) above cease to be satisfied, the Company may nevertheless sell those shares after the requirements of sub-paragraphs (a) to (e) above have been satisfied afresh in relation to them.
     If during any relevant period further shares have been issued in right of those held at the beginning of that relevant period or of any previously so issued during that relevant period and all the requirements of sub-paragraphs (b) to (e) above have been satisfied in regard to the further shares, the Company may also sell the further shares.
     The manner, timing and terms of any sale of shares pursuant to this article (including but not limited to the price or prices at which the same is made) shall be such as the board determines (and may, without limitation, include a term that the price is payable in instalments), based upon advice from such bankers, brokers or other persons as the board considers appropriate which are consulted by it for the purposes, to be reasonably practicable having regard to all the circumstances including the number of shares to be disposed of and the requirement that the disposal be made without delay; and the board shall not be liable to any person for any of the consequences of reliance on such advice. Provided that a sale is made in accordance with this paragraph, the validity of the sale shall not, for any purpose, be affected by the fact that the method of sale may confer a benefit on the Group.
     To give effect to any sale of shares pursuant to this article the board may authorise some person to transfer the shares in question and may enter the name of the transferee in respect of the transferred shares in the register notwithstanding the absence of any share certificate being lodged in respect thereof and may issue a new certificate to the transferee and an instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the shares. The purchaser shall not be bound to see to the application of the purchase moneys nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of sale shall belong to the Company and, upon their receipt, the Company shall become indebted (the debt being payable not earlier than the date or dates on which the proceeds of sale are received by the Company) to the former holder of, or person entitled by transmission to, the shares or, in the case of shares issued to a trustee in accordance with the terms of the transfer of the business of N&P to the Company, to the person entitled to such shares under the terms of the trust for an amount equal to the net proceeds. No trust shall be created in respect of the debt and no interest shall be payable in respect of it and the Company shall not be required to account for any moneys earned from the net proceeds which may be employed in the business of the Company or as it thinks fit. For the purposes of calculating the “net proceeds”, the Company shall be entitled (i) to deduct any costs or expenses incurred by it in connection with the sale and to charge for any services (including, without limitation, the provisions of any guarantee, indemnity, other assurance or support) provided by the Group in connection with the sale; (ii) to make provision for any taxation which may arise in relation to the sale and (iii) to deduct any other amounts to which the trustee referred to above may be entitled under the terms of the trust.
ALTERATION OF SHARE CAPITAL
Increase, consolidation, subdivision and cancellation
45. Subject as provided in these articles, the Company may from time to time by ordinary resolution:-
(a)	increase its share capital by such sum to be divided into shares of such amount as the resolution shall prescribe;

(b)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(c)	(subject to the provisions of the Companies Acts) sub-divide its shares or any of them into shares of smaller amount and the resolution may determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage or be subject to any restriction as compared with the others; and

(d)	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Fractions
46. Whenever as a result of a consolidation of shares any members would become entitled to fractions of a share, the board may deal with the fractions as it thinks fit and in particular may aggregate and sell the shares representing the fractions to any person (including, subject to the provisions of the Companies Acts, the Company) and distribute the net proceeds of sale in due proportion among those members, and the board may authorise some person to transfer or deliver the shares to, or in accordance with the directions of, the purchaser. The person to whom any shares are transferred or delivered shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in, or invalidity of, the proceedings relating to the sale.
Reduction of capital
47. Subject to the provisions of the Companies Acts and to any rights conferred on the holders of any class of shares, the Company may in any way by special resolution reduce its share capital, any capital redemption reserve and any share premium account.
Purchase of own shares
48. Subject to the provisions of the Companies Acts and to any rights conferred on the holders of any class of shares, the Company may purchase all or any of its shares of any class, including any redeemable shares. Every contract for the purchase of, or under which the Company may become entitled or obliged to purchase, shares in the Company shall be authorised by such resolution of the Company as may be required by the Companies Acts and by an extraordinary resolution passed at a separate general meeting of the holders of any shares which at the date on which the contract is authorised by the Company in general meeting entitle them, either immediately or at any time later on, to convert all or any of the shares of that class held by them into equity share capital of the Company. Neither the Company nor the board shall be required to select the shares to be purchased rateably or in any other particular manner as between the holders of shares of the same class or as between them and the holders of shares of any other class or in accordance with the rights as to dividends or capital conferred by any class of shares.
GENERAL MEETINGS
Extraordinary general meetings
49. Any general meeting of the Company other than an annual general meeting shall be called an extraordinary general meeting.
Annual general meetings
50. The board shall convene and the Company shall hold general meetings as annual general meetings in accordance with the requirements of the Companies Acts.
Summary Financial Statements
50a. The Company may send summary financial statements to members of the Company instead of copies of its full accounts and reports and for the purposes of this article sending includes using electronic communications and publication on a web site in accordance with the Companies Acts.

Calling of extraordinary general meetings
51. The board may convene an extraordinary general meeting whenever it thinks fit and, upon receipt of a requisition of members pursuant to the provisions of the Companies Acts, shall forthwith proceed to do so for a date not later than eight weeks after deposit of the requisition at the office.
NOTICE OF GENERAL MEETINGS
Length of notice
52. An annual general meeting and an extraordinary general meeting called for the passing of a special resolution or a resolution appointing a person as a director shall be called by not less than twenty-one clear days’ notice in writing. All other extraordinary general meetings shall be called by not less than fourteen clear days’ notice in writing. The notice shall specify the place, day and time of the meeting, and the general nature of the business to be transacted. Notice of every general meeting shall be given to all members other than any who, under the provisions of these articles or the terms of issue of the shares they hold, are not entitled to receive such notices from the Company, and also to the auditors or, if more than one, each of them.
     Notwithstanding that a meeting of the Company is called by shorter notice than that specified in this article, it shall be deemed to have been properly called if it is so agreed:-
(a)	in the case of an annual general meeting, by all the members entitled to attend and vote at the meeting; and

(b)	in the case of any other meeting, by a majority in number of the members having a right to attend and vote at the meeting, being a majority together holding not less than 95 per cent. in nominal value of the shares giving that right.
     References in this article to notice in writing include the use of electronic communications and publication on a web site in accordance with the Companies Acts.
Omission or non-receipt of notice
53. The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send an instrument of proxy to, or the non-receipt of either or both by, any person entitled to receive the notice shall not invalidate the proceedings at that meeting.
Control of attendance
54. (A) The board may, for the purpose of controlling the level of attendance at any place specified for the holding of a general meeting, from time to time make such arrangements whether involving the issue of tickets (on a basis intended to afford to all members otherwise entitled to attend such meeting an equal opportunity of being admitted to the meeting) or the imposition of some random means of selection or otherwise as it shall in its absolute discretion consider to be appropriate, and may from time to time vary any such arrangements or make new arrangements in place therefor and the entitlement of any member or proxy to attend a general meeting at such place shall be subject to any such arrangements as may be for the time being in force and by the notice of meeting stated to apply to that meeting. In the case of any general meeting to which such arrangements apply the board shall, and in the case of any other general meeting the board may, when specifying the place of the general meeting, direct that the meeting shall be held at a place specified in the notice at which the chairman of the meeting shall preside (“the Principal Place”) and make arrangements for simultaneous attendance and participation at other places by members otherwise entitled to attend the general meeting but excluded therefrom under the provisions of this article or who wish to attend at any of such other places provided that persons attending at the Principal Place and at any of such other places shall be able to see and hear and be seen and heard by persons attending at the Principal Place and at such other places. Such arrangements for simultaneous attendance may include arrangements for controlling the level of attendance in any manner aforesaid at such other places provided that they shall operate so that any such excluded members as aforesaid are able to attend at one of such other places. For the purposes of all other provisions of these articles any such meeting shall be treated as being held and taking place at the Principal Place.
Security Arrangements
54. (B) The board may direct that persons wishing to attend any general meeting should submit to such searches or other security arrangements or restrictions as the board shall consider appropriate in the circumstances and shall be entitled in its absolute discretion to, or to authorise some one or more persons who shall include a director or the secretary or the chairman of the meeting to, refuse entry to, or to eject from, such general meeting any person who fails to submit to such searches or otherwise to comply with such security arrangements or restrictions.
PROCEEDINGS AT GENERAL MEETINGS
Quorum
55. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the choice or appointment of a chairman of the meeting which shall not be treated as part of the business of the meeting. Save as otherwise provided by these articles, two members present in person or by proxy and entitled to vote shall be a quorum for all purposes.
Procedure if quorum not present
56. If within five minutes (or such longer time not exceeding one hour as the chairman of the meeting may decide to wait) after the time appointed for the commencement of the meeting a quorum is not present, the meeting shall stand adjourned to such other day (not being less than fourteen nor more than twenty-eight days later) and at such other time or place as the chairman of the meeting may decide and at such adjourned meeting one member present in person or by proxy (whatever the number of shares held by him) shall be a quorum. The Company shall give not less than seven clear days’ notice in writing of any meeting adjourned through want of a quorum and the notice shall state that one member present in person or by proxy (whatever the number of shares held by him) shall be a quorum. References in this article to notice in writing include the use of electronic communications and publication on a web site in accordance with the Companies Acts.

Chairman of general meeting
57. The chairman (if any) of the board or, in his absence, such deputy chairman (if any) as the board shall have agreed or agree shall preside as chairman at every general meeting. If there is no chairman or no such deputy chairman, or if at any meeting neither the chairman nor any such deputy chairman is present within five minutes after the time appointed for the commencement of the meeting, or if neither the chairman nor any such deputy chairman is willing to act as chairman, the directors present shall choose one of their number to act, or if one director only is present he shall preside as chairman if willing to act. If no director is present, or if each of the directors present declines to take the chair, the persons present and entitled to vote shall appoint one of their number to be chairman.
Directors’ right to attend and speak
58. Each director shall be entitled to attend and speak at any general meeting of the Company and at any separate general meeting of the holders of any class of shares in the Company.
Adjournments
59. The chairman may at any time without the consent of the meeting adjourn any meeting (whether or not it has commenced or a quorum is present) either until further notice or to another time or place where it appears to him that:
(a)	the members wishing to attend cannot be conveniently accommodated in the place appointed for the meeting;

(b)	the conduct of persons present prevents or is likely to prevent the orderly continuation of business; or

(c)	an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.
In addition, the chairman may at any time with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting either until further notice or to another time or place. When a meeting is adjourned sine die the time and place for the adjourned meeting shall be fixed by the board. No business shall be transacted at any adjourned meeting except business which might properly have been transacted at the meeting had the adjournment not taken place.
Postponement of General Meetings
59a. If the board, in its absolute discretion, considers that it is impractical or unreasonable for any reason to hold a general meeting on the date or at the time or place specified in the notice calling the general meeting, it may postpone the general meeting to another date, time and/or place. The board shall take reasonable steps to ensure that notice of the date, time and place of the postponed meeting is given to any member trying to attend the meeting at the original time and place not being more than 14 days from the date of the original meeting. Notice of the date, time and place of the postponed meeting shall, if practicable, also be placed in at least two national newspapers in the United Kingdom. Notice of the business to be transacted at such postponed meeting shall not be required.

Notice of adjourned meeting
60. When a meeting is adjourned for 14 days or more, not less than seven clear days’ notice of the adjourned meeting shall be given. Such notice may be given by advertisement published on the same date in at least two leading daily newspapers in the United Kingdom and such notice shall be deemed to have been served at noon on the day when the advertisement appears. Save as otherwise to provide, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.
When a meeting is adjourned for 30 days or more or until further notice (in which latter case the date, time and place of the adjourned meeting shall be fixed by the board), notice of the adjourned meeting shall be given as in the case of an original meeting. Save as otherwise provided in these articles, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.
Amendments to resolutions
61. If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.
VOTING
Votes of members
62. Subject to any special terms as to voting upon which any shares may be issued or may for the time being be held or any suspension or any abrogation of voting rights pursuant to these articles, on a show of hands every member who is present in person at a general meeting of the Company shall have one vote, and on a poll every member who is present in person or by proxy shall have one vote for every share of which he is the holder.
Method of voting
63. (A) At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is properly demanded. Subject to the Companies Acts, a poll may be demanded by:-
(a)	the chairman of the meeting; or

(b)	at least five members present in person or by proxy and entitled to vote; or

(c)	any member or members present in person or by proxy and representing in the aggregate not less than one-tenth of the total voting rights of all the members having the right to attend and vote at the meeting; or

(d)	any member or members present in person or by proxy and holding shares conferring a right to attend and vote at the meeting on which there have been paid up sums in the aggregate equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.
     (B) Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded for or against the resolution.
Procedure if poll demanded
64. If a poll is properly demanded it shall be taken in such manner as the chairman shall direct and he may appoint scrutineers who need not be members. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.
When poll to be taken
65. A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or on such date (being not later than thirty days after the date of the demand) and at such time and place as the chairman shall direct. It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll.
Continuance of other business after poll demand
66. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded, and it may be withdrawn with the consent of the chairman at any time before the close of the meeting or the taking of the poll, whichever is the earlier, and in that event shall not invalidate the result of a show of hands declared before the demand was made.
Votes on a poll
67. On a poll votes may be given either personally or by proxy.
Casting vote of chairman
68. In the case of an equality of votes at a general meeting, whether on a show of hands or on a poll, the chairman of the meeting shall be entitled to an additional or casting vote.
Votes of joint holders
69. In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and, for this purpose, seniority shall be determined by the order in which the names stand in the register in respect of the joint holding.

Voting on behalf of incapable member
70. A member in respect of whom an order has been made by any competent court or official on the ground that he is or may be suffering from mental disorder or is otherwise incapable of managing his affairs may vote, whether on a show of hands or on a poll, by any person authorised in such circumstances to do so on his behalf and that person may vote on a poll by proxy, provided that evidence to the satisfaction of the board of the authority of the person claiming to exercise the right to vote has been delivered at the office (or at such other place as may be specified in accordance with these articles for the delivery of instruments appointing a proxy which are not electronic communications) not later than the last time at which an instrument of proxy should have been delivered in order to be valid for use at that meeting or on the holding of that poll.
No right to vote where sums overdue on shares
71. No member shall, unless the board otherwise decides, be entitled to vote at any general meeting of the Company or at any separate general meeting of the holders of any class of shares in the Company unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.
Suspension of Rights Where Non-Disclosure of Interest
72. (A) Where the holder of any shares in the Company, or any other person appearing to be interested in those shares, fails to comply within the relevant period with any statutory notice in respect of those shares, the Company may give the holder of those shares a further notice (a “restriction notice”) to the effect that from the service of the restriction notice those shares will be subject to some or all of the relevant restrictions, and from service of the restriction notice those shares shall, notwithstanding any other provision of these articles, be subject to those relevant restrictions accordingly.
     (B) If after the service of a restriction notice in respect of any shares the board is satisfied that all information required by any statutory notice relating to those shares or any of them from their holder or any other person appearing to be interested in the shares the subject of the restriction notice has been supplied, the Company shall, within 7 days, cancel the restriction notice. The Company may at any time at its discretion cancel any restriction notice or exclude any shares from it. A restriction notice shall automatically cease to have effect in respect of any shares transferred where the transfer is pursuant to an arm’s length sale of those shares.
     (C) Where any restriction notice is cancelled or ceases to have effect in relation to any shares, any moneys relating to those shares which were withheld by reason of that notice shall be paid without interest to the person who would but for the notice have been entitled to them or as he may direct.
     (D) Any new shares in the Company issued in right of any shares subject to a restriction notice shall also be subject to the restriction notice, and the board may make any right to an allotment of the new shares subject to restrictions corresponding to those which will apply to those shares by reason of the restriction notice when such shares are issued.
     (E) Any holder of shares on whom a restriction notice has been served may at any time request the Company to give in writing the reason why the restriction notice has been served, or why it remains uncancelled, and within 14 days of receipt of such a notice the Company shall give that information accordingly.
     (F) If a statutory notice is given by the Company to a person appearing to be interested in any share, a copy shall at the same time be given to the holder, but the failure or omission to do so or the non-receipt of the copy by the holder shall not invalidate such notice.
     (G) This article is in addition to, and shall not in any way prejudice or affect, the statutory rights of the Company arising from any failure by any person to give any information required by a statutory notice within the time specified in it. For the purpose of this article a statutory notice need not specify the relevant period, and may require any information to be given before the expiry of the relevant period.
     (H) In this article:
a sale is an “arm’s length sale” if the board is satisfied that it is a bona fide sale of the whole of the beneficial ownership of the shares to a party unconnected with the holder or with any person appearing to be interested in such shares and shall include a sale made by way of or in pursuance of acceptance of a take-over offer and a sale made through the London Stock Exchange or any other stock exchange outside the United Kingdom on which the Company’s shares are normally traded. For this purpose an associate (within the definition of that expression in any statute relating to insolvency in force at the date of adoption of this article) shall be included amongst the persons who are connected with the holder or any person appearing to be interested in such shares;
“person appearing to be interested” in any shares shall mean any person named in a response to a statutory notice or otherwise notified to the Company by a member as being so interested or shown in any register kept by the Company under the Companies Acts as so interested or, taking into account a response or failure to respond in the light of the response to any other statutory notice and any other relevant information in the possession of the Company, any person whom the Company knows or has reasonable cause to believe is or may be so interested;
“person with a 0.25 per cent. interest” means a person who holds, or is shown in any register kept by the Company under the Companies Acts as having an interest in, shares in the Company which comprise in total at least 0.25 per cent. in number or nominal value of the shares of the Company, or of any class of such shares, in issue at the date of service of the statutory notice or the restriction notice (as the case may be);
“relevant period” means 14 days;
“relevant restrictions” mean in the case of a restriction notice served on a person with a 0.25 per cent. interest that:-

(i)	the shares shall not confer on the holder any right to attend or vote either personally or by proxy at any general meeting of the Company or at any separate general meeting of the holders of any class of shares in the Company or to exercise any other right conferred by membership in relation to general meetings;

(ii)	the board may withhold payment of all or any part of any dividends or other moneys payable in respect of the shares and the holder shall not be entitled to receive shares in lieu of dividend;

(iii)	the board may (subject to the requirements of the Uncertificated Securities Regulations) decline to register a transfer of the shares or any of them unless such a transfer is pursuant to an arm’s length sale and in any other case mean only the restriction specified in sub-paragraph (i) of this definition;
“statutory notice” means a notice served by the Company under the Companies Acts requiring particulars of interests in shares or of the identity of persons interested in shares.
Objections or errors in voting
73. If:-
(a)	any objection shall be raised to the qualification of any voter; or

(b)	any votes have been counted which ought not to have been counted or which might have been rejected; or

(c)	any votes are not counted which ought to have been counted;
the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless it is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be conclusive.
PROXIES
Execution of proxies
74. An instrument appointing a proxy shall be in writing under the hand of the appointor or his attorney authorised in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign it. In this article references to in writing include the use of electronic communications subject to such terms and conditions as the board may decide.

Delivery of proxies
75. The instrument appointing a proxy must:
(i) in the case of an instrument which is not in the form of or contained in an electronic communication, be delivered to the office (or to such other place in the United Kingdom as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case, in any accompanying document) not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of the meeting or adjourned meeting, not less than twenty-four hours before the time appointed for the taking of the poll together with (if required by the board) any authority under which it is executed or a copy of the authority, certified notarially or in some other manner approved by the board; or
(ii) in the case of an instrument which is in the form of or contained in an electronic communication, where an address has been specified for the purpose of delivering electronic communications in the notice convening the meeting or in any notice of any adjournment or, in either case, in any accompanying document, be delivered at such address not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of the meeting or adjourned meeting, not less than twenty-four hours before the time appointed for the taking of the poll. Any authority under which such instrument is executed or a copy of the authority, certified notarially or in some other manner approved by the board, must (if required by the board) be delivered at the office (or such other place in the United Kingdom as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case, in any accompanying document) not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of the meeting or adjourned meeting, not less than twenty-four hours before the time appointed for the taking of the poll, and an instrument of proxy which is not so delivered shall be invalid. When two or more valid but differing instruments of proxy are delivered in respect of the same share for use at the same meeting, the one which is last delivered (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the others as regards that share: if the Company is unable to determine which was last delivered, none of them shall be treated as valid in respect of that share. Delivery of an instrument appointing a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned.
Maximum validity of proxy
76. No instrument appointing a proxy shall be valid after twelve months have elapsed from the date named in it as the date of its execution.
Form of proxy
77. (A) Instruments of proxy shall be in any usual form or in such other form as the board may approve and the board may, if it thinks fit, but subject to the provisions of the Companies Acts, send out with the notice of any meeting forms of instrument of proxy for use at the meeting. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall, unless the contrary is stated in it, be valid as well for any adjournment of the meeting as for the meeting to which it relates.
     (B) The directors can, but they do not have to, accept proxy forms which are delivered electronically or by other data transmission process subject to any limitations, restrictions or conditions that they decide. If so, then any requirement of these articles that the proxy form is in writing does not apply but the directors can require such evidence as they think appropriate to show that the proxy appointment is effective.
Cancellation of proxy’s authority
78. A vote given or poll demanded by a proxy shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll, unless notice in writing of the determination was received by the Company at the office (or such other place in the United Kingdom as was specified for the delivery of instruments of proxy in the notice convening the meeting or other accompanying document) not later than the last time at which an instrument of proxy should have been delivered in order to be valid for use at the meeting or on the holding of the poll at which the vote was given or the poll demanded. In this article references to in writing include the use of electronic communications subject to such terms and conditions as the board may decide.
INCORPORATED MEMBERS
Representatives
79. (A) Any corporation or corporation sole which is a member of the Company may (in the case of a corporation, by resolution of its directors or other governing body) authorise such person as it thinks fit to act as its representative at any meeting of the Company or at any separate meeting of the holders of any class of shares. A person so authorised shall be entitled to exercise the same power on behalf of the grantor of the authority as the grantor could exercise if it were an individual member of the Company, and the grantor shall for the purposes of these articles be deemed to be present in person at any such meeting if a person so authorised is present at it.
     (B) A vote given or poll demanded by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll, unless notice in writing of the determination was received by the Company at the office (or such other place in the United Kingdom as was specified for the delivery of instruments of proxy in the notice convening the meeting or other accompanying document) before the commencement of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll.

DIRECTORS
Number of directors
80. Unless otherwise determined by ordinary resolution of the Company, the directors (disregarding alternate directors) shall be not less than six in number. The board may from time to time fix and from time to time vary a maximum number of directors.
Directors’ fees
81. Each of the directors shall be paid a fee at such rate as may from time to time be determined by the board provided that the aggregate of all fees so paid to directors (excluding amounts payable under any other provision of these articles) shall not exceed £1,250,000 per annum or such higher amount as may from time to time be decided by ordinary resolution of the Company.
Age of directors
82. (A) No person shall be appointed director if at the time of his appointment he has attained the age of 70, and a director who attains such age shall vacate his office at the conclusion of the annual general meeting commencing next after he attains such age; but acts done by a person as director are valid notwithstanding that it is subsequently discovered that his appointment had terminated pursuant to this article.
     (B) Where a person retires under paragraph (A) above, no provision in these articles for the automatic reappointment of a retiring director in default of another appointment shall apply, and if at the meeting at which he retires the vacancy is not filled, it may be filled as a vacancy.
     (C) Nothing in paragraphs (A) and (B) above shall prevent the appointment of a director at any age, or requires a director to retire at any time, if his appointment is or was made or approved by the Company in general meeting; but special notice is required of a resolution appointing or approving the appointment of a director for it to have effect under this paragraph (C), and the notice of the resolution given to the Company, and by the Company to the members, must state or have stated, the age of the person to whom it relates.
     (D) A person reappointed director on retiring under paragraph (A) above, or appointed in place of a director so retiring, is to be treated, for the purpose of determining the time at which he or any other director is to retire, as if he had become a director on the day on which the retiring director was last appointed before his retirement.
     (E) Subject to this, the retirement of a director out of turn under paragraph (A) above is to be disregarded in determining when any other directors are to retire.
APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS
Power of Company to appoint directors
83. Subject to the provisions of these articles, the Company may by ordinary resolution appoint any person who is willing to act to be a director, either to fill a vacancy or as an addition to the existing board, but so that the total number of directors shall not at any time exceed any maximum number fixed in accordance with these articles.
Power of board to appoint directors
84. Without prejudice to the power of the Company in general meeting pursuant to any of the provisions of these articles to appoint any person to be a director, the board may appoint any person who is willing to act to be a director, either to fill a vacancy or as an addition to the existing board, but so that the total number of directors shall not at any time exceed any maximum number fixed in accordance with these articles. Any director so appointed shall hold office only until the next following annual general meeting but shall not be taken into account in determining the directors or the number of directors who are to retire by rotation at that meeting.
Number to Retire by Rotation
85. At the first annual general meeting and every subsequent annual general meeting, all of the directors shall retire from office.
Identity of directors to retire
86. This article has been intentionally left blank following deletion.
Filling rotation vacancies
87. Subject to the provisions of these articles, the Company at the meeting at which a director retires by rotation may fill the vacated office and in default the retiring director shall, if willing to continue to act, be deemed to have been reap pointed, unless at such meeting it is expressly resolved not to fill the vacated office or unless a resolution for the reappointment of that director has been put to the meeting and lost.
Power of removal by special resolution
88. In addition to any power of removal conferred by the Companies Acts, the Company may by special resolution remove any director before the expiration of his period of office and may (subject to these articles) by ordinary resolution appoint another person who is willing to act to be a director in his place. Any person so appointed shall be treated, for the purpose of determining the time at which he or any other director is to retire, as if he had become a director on the day on which the person in whose place he is appointed was last appointed or reappointed a director.
Persons eligible as directors
89. No person other than a director retiring at the meeting (whether by rotation or otherwise) shall be appointed or reappointed a director at any general meeting unless:-
(a)	he is recommended by the board; or

(b)	not less than seven nor more than thirty-five clear days before the day appointed for the meeting, notice executed by a member qualified to vote at the meeting (not being the person to be proposed) has been given to the secretary of the intention to propose that person for appointment or reappointment together with notice executed by that person of his willingness to be appointed or reappointed.
Position of retiring directors
90. A director who retires (whether by rotation or otherwise) at an annual general meeting may, if willing and eligible to continue to act, be reappointed. If he is not reappointed or deemed to be reappointed, he shall retain office until the meeting appoints someone in his place or, if it does not do so, until the end of the meeting.
Vacation of office by directors
91. Without prejudice to the provisions for retirement by rotation or otherwise contained in these articles, the office of a director shall be vacated if:-
(a)	he resigns his office by notice in writing delivered to the office or tendered at a meeting of the board; or

(b)	he becomes of unsound mind or a patient for any purpose of any statute relating to mental health and the board resolves that his office is vacated; or

(c)	he is absent without the permission of the board from meetings of the board (whether or not an alternate director appointed by him attends) for twelve consecutive months and the board resolves that his office is vacated; or

(d)	he becomes bankrupt or compounds with his creditors generally; or

(e)	he is prohibited by law from being a director; or

(f)	he ceases to be a director by virtue of the Companies Acts or is removed from office pursuant to these articles.
In this article references to in writing include the use of electronic communications subject to such terms and conditions as the board may decide.
Alternate directors
92. (A) Each director may appoint any person to be his alternate and may at his discretion remove an alternate director so appointed. If the alternate director is not already a director, the appointment, unless previously approved by the board, shall have effect only upon and subject to its being so approved. Any appointment or removal of an alternate director shall be effected by notice in writing executed by the appointor and delivered to the office or tendered at a meeting of the board, or in any other manner approved by the board. If his appointor so requests, an alternate director shall be entitled to receive notice of all meetings of the board or of committees of the board of which his appointor is a member. He shall also be entitled to attend and vote as a director at any such meeting at which the director appointing him is not personally present and at the meeting to exercise and discharge all the functions, powers and duties of his appointor as a director and for the purposes of the proceedings at the meeting the provisions of these articles shall apply as if he were a director.
     (B) Every person acting as an alternate director shall (except as regards power to appoint an alternate and remuneration) be subject in all respects to the provisions of these articles relating to directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for the director appointing him. An alternate director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent as if he were a director but shall not be entitled to receive from the Company any fee in his capacity as an alternate director.
     (C) Every person acting as an alternate director shall have one vote for each director for whom he acts as alternate, in addition to his own vote if he is also a director. Execution by an alternate director of any resolution in writing of the board or a committee of the board shall, unless the notice of his appointment provides to the contrary, be as effective as execution by his appointor.
     (D) An alternate director shall automatically cease to be an alternate director if his appointor ceases for any reason to be a director except that, if at any meeting any director retires by rotation or otherwise but is reappointed or deemed to be reappointed at the same meeting, any appointment made by him pursuant to this article which was in force immediately before his retirement shall remain in force as though he had not retired.
     (E) In this article references to in writing include the use of electronic communications subject to such terms and conditions as the board may decide.
Executive directors
93. The board may from time to time appoint one or more of its body to hold any employment or executive office with the Company for such period (subject to the provisions of the Companies Acts) and upon such other terms as the board may decide and may revoke or terminate any appointment so made. Any revocation or termination of the appointment shall be without prejudice to any claim for damages that the director may have against the Company or the Company may have against the director for any breach of any contract of service between him and the Company which may be involved in the revocation or termination. A director so appointed shall receive such remuneration (whether by way of salary, commission, participation in profits or otherwise) as the board may decide, and either in addition to or in lieu of his remuneration as a director.
ADDITIONAL REMUNERATION, EXPENSES AND PENSIONS
Additional remuneration
     94. Any director who, by request, goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the board go beyond the ordinary duties of a director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the board may determine in addition to any remuneration provided for by or pursuant to any other article.

Expenses
95. Each director may be paid his reasonable travelling, hotel and incidental expenses of travelling to, attending and returning from meetings of the board or committees of the board or general meetings of the Company or any other meeting which as a director he is entitled to attend and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company’s business or in the discharge of his duties as a director.
Pensions and gratuities for directors
96. The board may exercise all the powers of the Company to provide benefits, either by the payment of gratuities or pensions or by insurance or in any other manner whether similar to the foregoing or not, for any director or former director of the Company or person who was a director of ANBS or the relations, connections or dependants of any director or former director of the Company or person who was a director of ANBS. No director or former director shall be accountable to the Company or the members for any benefit provided pursuant to this article and the receipt of any such benefit shall not disqualify any person from being or becoming a director of the Company.
DIRECTORS’ INTERESTS
Permitted interests and voting
97. (A) Subject to the provisions of the Companies Acts and of paragraph (K) below, no director or proposed or intending director shall be disqualified by his office from contracting with the Company, either with regard to his tenure of any office or place of profit or as vendor, purchaser or in any other manner whatever, nor shall any contract in which any director is in any way interested be liable to be avoided, nor shall any director who is so interested be liable to account to the Company or the members for any remuneration, profit or other benefit realised by the contract by reason of the director holding that office or of the fiduciary relationship thereby established.
     (B) A director may hold any other office or place of profit with the Company (except that of auditor) in conjunction with his office of director for such period (subject to the provisions of the Companies Acts) and upon such other terms as the board may decide, and may be paid such extra remuneration for so doing (whether by way of salary, commission, participation in profits or otherwise) as the board or any committee authorised by the board may decide, and either in addition to or in lieu of any remuneration provided for by or pursuant to any other article.
     (C) A director of the Company may be or become a director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested or as regards which it has any power of appointment, and shall not be liable to account to the Company or the members for any remuneration, profit or other benefit received by him as a director or officer of or from his interest in the other company.
     (D) The board may cause any voting power conferred by the shares in any other Company held or owned by the Company or any power of appointment to be exercised in such manner in all respects as it thinks fit, including the exercise of the voting power or power of appointment in favour of the appointment of the directors or any of them as directors or officers of the other company, or in favour of the payment of remuneration to the directors or officers of the other company.

     (E) A director may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a director.
     (F) A director shall not vote on, or be counted in the quorum in relation to, any resolution of the board concerning his own appointment, or the settlement or variation of the terms or the termination of his own appointment, as the holder of any office or place of profit with the Company or any other company in which the Company is interested but, where proposals are under consideration concerning the appointment, or the settlement or variation of the terms or the termination of the appointment, of two or more directors to offices or places of profit with the Company or any other company in which the Company is interested, a separate resolution may be put in relation to each director and in that case each of the directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution unless it concerns his own appointment or the settlement or variation of the terms or the termination of his own appointment or the appointment of another director to an office or place of profit with a company in which the Company is interested and the director seeking to vote or be counted in the quorum owns one per cent. or more of it.
     (G) Save as otherwise provided by these articles, a director shall not vote on, or be counted in the quorum in relation to, any resolution of the board in respect of any contract in which he has an interest which (taken together with any interest of any person connected with him) is to his knowledge a material interest and, if he shall do so, his vote shall not be counted, but this prohibition shall not apply to any resolution concerning any of the following matters:-
(i)	the giving to him of any guarantee, indemnity or security in respect of money lent or obligations undertaken by him or by any person at the request of or for the benefit of the Company or any of its subsidiary undertakings,

(ii)	the giving to a third party of any guarantee, indemnity or security in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security,

(iii)	the subscription or purchase by him of shares, debentures or other securities of the Company or any of its subsidiary undertakings pursuant to an offer or invitation to members or debenture holders of the Company or any of its subsidiary undertakings, or any class of them, or to the public or any section of the public,

(iv)	the underwriting by him of any shares, debentures or other securities of the Company or any of its subsidiary undertakings,

(v)	any contract in which he is interested by virtue of his interest in shares or debentures or other securities of the Company or by reason of any other interest in or through the Company,

(vi)	any contract concerning any other company (not being a company in which the director owns one per cent. or more) in which he is interested directly or indirectly whether as an officer, shareholder, creditor or otherwise howsoever,

(vii)	any contract concerning the adoption, modification or operation of a pension fund or retirement, death or disability benefits scheme which relates both to directors and employees of the Company or of any of its subsidiary undertakings and does not provide in respect of any director as such any privilege or advantage not accorded to the employees to which the fund or scheme relates,

(viii)	any contract for the benefit of employees of the Company or of any of its subsidiary undertakings, including without limitation any contract concerning an employees’ share scheme, under which he benefits in a similar manner as the employees and which does not accord to any director as such any privilege or advantage not accorded to the employees to whom the contract relates, and

(ix)	any contract for the purchase or maintenance for any director or directors of insurance against any liability.
     (H) A company shall be deemed to be one in which a director owns one per cent. or more if and so long as (but only if and so long as) he, taken together with any person connected with him, is to his knowledge (either directly or indirectly) the holder of or beneficially interested in one per cent. or more of any class of the equity share capital of that company or of the voting rights available to members of that company. For the purposes of this paragraph of this article, there shall be disregarded any shares held by the director or any such person as bare or custodian trustee and in which he or any such person has no beneficial interest, any shares comprised in a trust in which his, or any such person’s, interest is in reversion or remainder if and so long as some other person is entitled to receive the income of the trust and any shares comprised in an authorised unit trust scheme in which he, or any such person, is interested only as a unit holder.
     (I) Where a company in which a director owns one per cent. or more is materially interested in a contract, he also shall be deemed materially interested in that contract.
     (J) If any question shall arise at any meeting of the board as to the materiality of the interest of a director (other than the chairman of the meeting) or as to the entitlement of any director (other than the chairman of the meeting) to vote or be counted in the quorum and the question is not resolved by his voluntarily agreeing to abstain from voting or not to be counted in the quorum, the question shall be referred to the chairman of the meeting and his ruling in relation to the director concerned shall be conclusive except in a case where the nature or extent of his interest (so far as it is known to him) has not been fairly disclosed to the board. If any question shall arise in respect of the chairman of the meeting, the question shall be decided by a resolution of the board (for which purpose the chairman shall be counted in the quorum but shall not vote on the matter) and the resolution shall be conclusive except in a case where the nature or extent of the interest of the chairman (so far as it is known to him) has not been fairly disclosed to the board.
     (K) A director who to his knowledge is in any way, whether directly or indirectly, interested in a contract with the Company shall declare the nature of his interest at the meeting of the board at which the question of entering into the contract is first taken into consideration, if he knows his interest then exists, or in any other case at the first meeting of the board after he knows that he is or has become so interested. For the purposes of this article, a general notice to the board by a director to the effect that (a) he is a member of a specified company or firm and is to be regarded as interested in any contract which may after the date of the notice be made with that company or firm or (b) he is to be regarded as interested in any contract which may after the date of the notice be made with a specified person who is connected with him, shall be deemed to be a sufficient declaration of interest under this article in relation to any such contract; provided that no such notice shall be effective unless either it is given at a meeting of the board or the director takes reasonable steps to secure that it is brought up and read at the next board meeting after it is given.
     (L) References in this article to a contract include references to any proposed contract and to any transaction or arrangement whether or not constituting a contract.
     (M) Subject to the provisions of the Companies Acts, the Company may by ordinary resolution suspend or relax the provisions of this Article to any extent or ratify any contract not properly authorised by reason of a contravention of this Article PROVIDED THAT nothing in this Article shall permit the Company to cease to comply with the Listing Rules of the London Stock Exchange.
POWERS AND DUTIES OF THE BOARD
General powers of Company vested in board
98. Subject to the provisions of the Companies Acts, the memorandum of association of the Company and these articles and to any directions given by the Company in general meeting by special resolution, the business of the Company shall be managed by the board which may exercise all the powers of the Company, whether relating to the management of the business of the Company or not. No alteration of the memorandum of association or these articles and no special resolution shall invalidate any prior act of the board which would have been valid if that alteration had not been made or that resolution had not been passed. The powers given by this article shall not be limited by any special power given to the board by any other article.
Borrowing powers
99. The board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and, subject to the Companies Acts, to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.
Executive boards for businesses and special directors
100. The board may establish boards for the operating businesses of the Company, the members of which may be designated by such description as the board may determine but such persons shall not by virtue of their appointment pursuant to this article be constituted for any purposes directors of the Company. The board may from time to time and at any time delegate to any such persons so appointed any of the powers, authorities and discretion’s for the time being vested in the board (other than the powers of borrowing and making calls), with power to sub-delegate, and may authorise the members for the time being of such special board to fill any vacancies therein, and to act notwithstanding vacancies. The board may from time to time fix the remuneration and other benefits of such persons as aforesaid and impose such terms, conditions and regulations relating to their appointments, powers and conduct of their duties as the board thinks fit, and may at any time remove any persons so appointed and may annul or vary any such delegation or appointment (whether such person was appointed by the board or by any other person pursuant to this article). No person dealing in good faith and without notice of any such annulment or variation shall be affected thereby. The board may from time to time appoint any person to any office or employment having a designation or title including the word “director” or attach to any existing office or employment with the Company such a designation or title and may revoke or terminate any appointment so made or the use of any such designation or title. The inclusion of the word “director” in the designation or title of any such office or employment shall not imply that such person is, is deemed to be, or is empowered in any respect to act as, a director of the Company for any of the purposes of the Companies Acts or these articles.
Powers of attorney
101. The board may, by power of attorney or otherwise, appoint any person to be the agent of the Company upon such terms (including terms as to remuneration) as it may decide and may delegate to any person so appointed any of its powers, authorities and discretion’s (with power to sub-delegate). The board may remove any person appointed under this article and may revoke or vary the delegation but no person dealing in good faith and without notice of the revocation or variation shall be affected by it.
Delegations to individual directors
102. The board may entrust to and confer upon any director any of its powers, authorities and discretion’s (with power to sub-delegate) upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, authorities and discretion’s and may from time to time revoke or vary all or any of them but no person dealing in good faith and without notice of the revocation or variation shall be affected by it.
Official seals
103. The Company may exercise all the powers conferred by the Companies Acts with regard to having official seals, and those powers shall be vested in the board.
Registers
104. Subject to the provisions of the Companies Acts and these articles, the Company may keep an overseas or local or other register in any place, and the board may make and vary such regulations as it may think fit respecting the keeping of the register.
Provision for employees
105. The board may exercise any power conferred by the Companies Acts to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or that subsidiary.

PROCEEDINGS OF THE BOARD
Board meetings
106. The board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. A director at any time may, and the secretary on the requisition of a director at any time shall, summon a board meeting.
Notice of board meetings
107. Notice of a board meeting shall be deemed to be properly given to a director if it is given to him personally or by word of mouth or sent in writing to him at his last known address or any other address given by him to the Company for this purpose. A director absent or intending to be absent from the United Kingdom may request the board that notices of board meetings shall during his absence be sent in writing to him at an address given by him to the Company for this purpose, but such notices need not be given any earlier than notices given to directors not so absent and if no request is made to the board it shall not be necessary to give notice of a board meeting to any director who is for the time being absent from the United Kingdom. A director may waive notice of any meeting either prospectively or retrospectively. In this article references to in writing include the use of electronic communications subject to such terms and conditions as the board may decide.
Quorum
108. The quorum necessary for the transaction of the business of the board may be fixed by the board and, unless so fixed any other number, shall be two. Subject to the provisions of these articles, any director who ceases to be a director at a board meeting may continue to be present and act as a director and be counted in the quorum until the termination of the board meeting if no other director objects and if otherwise a quorum of directors would not be present.
Directors below minimum through vacancies
109. The continuing directors or a sole continuing director may act notwithstanding any vacancy in their number but, if and so long as the number of directors is reduced below the minimum number fixed by or in accordance with these articles, the continuing directors or director, notwithstanding that the number of directors is below the number fixed by or in accordance with these articles as the quorum or that there is only one continuing director, may act for the purpose of filling vacancies or of summoning general meetings of the Company but not for any other purpose.
Appointment of chairman
110. The board may appoint a director to be the chairman or a deputy chairman of the board, and may at any time remove him from that office. Unless he is unwilling to do so, the chairman or failing him such deputy chairman as the board shall have agreed or agree shall act as chairman at every meeting of the board. If no chairman or no such deputy chairman is appointed, or if at any meeting neither the chairman nor any such deputy chairman is present within five minutes after the time appointed for holding the meeting and willing to act, the directors present may choose one of their number to be chairman of the meeting.

Competence of meetings
111. A duly convened meeting of the board at which a quorum is present shall be competent to exercise all the powers, authorities and discretion’s for the time being vested in or exercisable by the board.
Voting
112. Questions arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes, the chairman of the meeting shall have a second or casting vote.
Delegation to committees
113. (A) The board may, for such purposes as it may be required by law or as it may consider appropriate, resolve to delegate any of its powers, authorities and discretion’s (with power to sub-delegate) to any committee, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit. Any committee so formed may exercise its power to sub-delegate by sub-delegating to any person or persons (whether or not a member or members of the board or of the committee).
     (B) Any committee so formed shall, in the exercise of the powers, authorities and discretion’s so delegated, conform to any regulations which may be imposed on it by the board. The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these articles for regulating the meetings and proceedings of the board so far as the same are applicable and are not superseded by any regulations imposed by the board.
     (C) The power to delegate contained in this article shall be effective in relation to the powers, authorities and discretion’s of the board generally and shall not be limited by the fact that in certain articles, but not in others, express reference is made to particular powers, authorities or discretion’s being exercised by the board or by a committee authorised by the board.
Resolution in writing
114. A resolution in writing executed by all the directors for the time being entitled to receive notice of a meeting of the board (if that number is sufficient to constitute a quorum) or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the board or, as the case may be, of the committee properly called and constituted. The resolution may be contained in one document or in several documents in like form each executed by one or more of the directors or members of the committee concerned. In this article references to in writing include the use of electronic communications subject to such terms and conditions as the board may decide.
Validity of acts of board or committee
115. All acts done by the board or by any committee or by any person acting as a director or member of a committee shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the board or committee or person so acting or that they or any of them were disqualified or had vacated office, be as valid as if each such member or person had been properly appointed and was qualified and had continued to be a director or member of the committee.

Participation in meetings by telephone
116. All or any of the members of the board or any committee of the board may participate in a meeting of the board or that committee by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to hear each other. A person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting then is.
SEALS
Use of seals
117. The board shall provide for the custody of every seal. A seal shall only be used by the authority of the board or of a committee of the board authorised by the board in that behalf. Subject as otherwise provided in these articles, any instrument to which the common seal is applied shall be signed by at least one director and the secretary or by at least two directors or by any other person or persons duly authorised by the board either generally or in relation to specific instruments or instruments of specific descriptions, provided that if signatures are not autographic but are applied by some mechanical means or printed such instruments shall be deemed to be duly signed, and any instrument to which an official seal is applied need not, unless the board for the time being otherwise decides or the law otherwise requires, be signed by any person.
DIVIDENDS AND OTHER PAYMENTS
Declaration of dividends by the Company
118. Subject to the provisions of the Companies Acts, the Company may by ordinary resolution from time to time declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the board.
Payment of interim dividends by board
119. Subject to the provisions of the Companies Acts, the board may pay such interim dividends as appear to the board to be justified by the financial position of the Company and may also pay any dividend payable in respect of Preference Shares in accordance with their terms of issue. If the board acts in good faith, it shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer in consequence of the payment of an interim dividend on any shares having non-preferred or deferred rights.
Calculation and currency of dividends
120. (A) Except in so far as the rights attaching to, or the terms of issue of, any share otherwise provide:-

(a)	all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this article as paid up on the share;

(b)	all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; and

(c)	dividends may be declared or paid in any currency.
     (B) The board may agree with any member that dividends which may at any time or from time to time be declared or become due on his shares in one currency shall be paid or satisfied in another, and may agree the basis of conversion to be applied and how and when the amount to be paid in the other currency shall be calculated and paid and for the Company, the member or any other person to bear any costs involved.
Amounts due on shares may be deducted from dividends
121. The board may deduct from any dividend or other moneys payable to a member by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of shares of the Company.
No interest on dividends
122. No dividend or other moneys payable by the Company on or in respect of any share shall bear interest against the Company.
Payment procedure
123. (A) Any dividend or other sum payable by the Company in respect of a share may be paid by crediting any account which the holder, or in the case of joint holders, the holder whose name stands first in the register, has with the Company, whether in the sole name of such holder or the joint names of such holder and another person or persons, unless the Company has received not less than one month’s notice in writing from such holder or joint holders directing that payment be made in another manner permitted by this article. Any such dividend or other sum which has been paid by crediting such an account shall be treated as having been paid upon such account having been credited with the amount of such dividend or other sum. Any such dividend or other sum may also be paid by cheque or warrant sent by post addressed to the holder at his registered address or, in the case of joint holders, addressed to the holder whose name appears first in the register in respect of the shares at his address as appearing in the register or addressed to such person and at such address as the holder or joint holders may in writing direct. Every cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the register in respect of the shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. In addition, any such dividend or other sum may be paid by any bank or other funds transfer system or such other means including, in respect of uncertificated shares, by means of the facilities and requirements of a relevant system and to or through such person as the holder or joint holders may in writing direct, and the Company shall have no responsibility for any sums lost or delayed in the course of any such transfer or where it has acted on any such directions. Any one of two or more joint holders may give effectual receipts for any dividends or other moneys payable or property distributable in respect of the shares held by them. Where a person is entitled by transmission to a share, any dividend or other sum payable by the Company in respect of the share may be paid as if he was a holder of the share and his address noted in the register was his registered address. Dividends payable in respect of shares acquired by holders by virtue of the transfer of the business of ANBS to the Company, from whom satisfactory registration details have not been received by the Company, shall be paid into a separate account in the name of the Company and shall not be paid to such holders unless and until the Company has received such details from them (subject, in the case of such receipt, to article 124). No trust shall be created in relation to the amount from time to time standing to the credit of this account and no interest shall be payable in respect of it and the Company shall not be required to account for any moneys earned therefrom, which may be employed in the business of the Company or as it thinks fit.
     (B) Dividends payable in respect of shares issued to holders as a consequence of the transfer of the business of N&P to the Company, in respect of which satisfactory registration details have not been received by the Company from such holders or any persons entitled by transmission to such shares, and dividends payable in respect of shares issued to a trustee in accordance with the terms of the transfer of the business of N&P to the Company shall be paid into a further separate account in the name of the Company and shall not be paid to such holders, or persons entitled by transmission to such shares, unless and until the Company has received such details from them or, in the case of any such shares issued to a trustee as aforesaid, from the person entitled to such shares under the terms of the trust. Pending the receipt of satisfactory registration details as aforesaid, each dividend paid into such separate account in the name of the Company shall be treated as unclaimed for the purposes of these articles. No trust shall be created in relation to the amount from time to time standing to the credit of this account and no interest shall be payable in respect of it and the Company shall not be required to account for any moneys earned therefrom, which may be employed in the business of the Company as it thinks fit.
Forfeiture of unclaimed dividends
124. Any dividend unclaimed after a period of 12 years from the date when it was declared or became due for payment shall be forfeited and shall revert to the Company and the payment by the board of any unclaimed dividend or other sum payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect of it.
Uncashed Dividends
125. The Company may cease to send any cheque, warrant or similar financial instrument through the post or to employ any other means of payment, including payment by means of a relevant system, for any dividend payable on any shares in the Company which is normally paid in that manner on those shares if in respect of at least two consecutive dividends payable on those shares the cheques, warrants or similar financial instruments have been returned undelivered or remain uncashed during or at the end of the period for which the same are valid or that means of payment has failed. In addition, the Company may cease to send any cheque, warrant or similar financial instrument through the post or may cease to employ any other means of payment if, in respect of one dividend payable on those shares, the cheque, warrant or similar financial instrument has been returned undelivered or remains uncashed during or at the end of the period for which the same is valid or that means of payment has failed and reasonable enquiries have failed to establish any new address or account of the registered holder. Subject to the provisions of these articles, the Company may recommence sending cheques, warrants or similar financial instruments or employing such other means in respect of dividends payable on those shares if the holder or person entitled by transmission requests such recommencement in writing.
Cessation of payment of dividends
126. The Company may cease to send any cheque or warrant through the post or employ any other means of payment for any dividend payable on any shares in the Company which is normally paid in that manner on those shares if either (i) in respect of at least two consecutive dividends payable on those shares the cheques or warrants have been returned undelivered or remain uncashed or that means of payment has failed, or (ii) following one such occasion reasonable enquiries have failed to establish any new address of the registered holder. Subject to the provisions of these articles, the Company may recommence sending cheques or warrants or employing such means in respect of dividends payable on those shares if the holder or person entitled by transmission requests such recommencement in writing and provides such new or corrected information as the Company shall reasonably require.
Dividends not in cash
127. Any general meeting declaring a dividend may, upon the recommendation of the board, by ordinary resolution direct that it shall be satisfied wholly or partly by the distribution of assets, and in particular of paid up shares or debentures of any other company, and where any difficulty arises in regard to the distribution the board may settle it as it thinks expedient, and in particular may issue fractional certificates or authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution purposes of any assets to be distributed and may determine that cash shall be paid to any members upon the footing of the value so fixed in order to secure equality of distribution and may vest any assets to be distributed in trustees as may seem expedient to the board.
Scrip dividends
128. The board may, if authorised by an ordinary resolution of the Company, offer any holders of ordinary shares the right to elect to receive ordinary shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the board) of any dividend specified by the ordinary resolution. The following provisions shall apply:-
(a)	An ordinary resolution may specify a particular dividend (whether or not already declared) or may specify all or any dividends declared or paid within a specified period, but such period may not end later than the fifth anniversary of the date beginning of the annual general meeting next following the date of the meeting at which the ordinary resolution is passed.

(b)	The entitlement of each holder of ordinary shares to new ordinary shares shall be such that the relevant value of the entitlement shall be as nearly as possible equal to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that such holder elects to forgo. For this purpose “relevant value” shall be calculated by reference to the average of the middle market quotations for the Company’s ordinary shares on the London Stock Exchange as derived from the Daily Official List, on the day on which the ordinary shares are first quoted “ex” the relevant dividend and the two subsequent dealing days, or in such other manner as may be determined by or in accordance with the ordinary resolution. A certificate or report by the auditors as to the amount of the relevant value in respect of any dividend shall be conclusive evidence of that amount and in giving such a certificate or report the auditors may rely on advice or information from brokers or other sources of information as they think fit;

(c)	No fraction of any ordinary share shall be allotted. The board may make such provisions as they think fit for any fractional entitlements including provisions whereby, in whole or in part, the benefit thereof accrues to the Company and/or under which fractional entitlements are accrued and/or retained and in each case accumulated on behalf of any member and such accruals or retention’s are applied to the allotment by way of bonus to or cash subscription on behalf of such member of fully paid ordinary shares and/or provisions whereby cash payments may be made to members in respect of their fractional entitlements;

(d)	The board, if it intends to offer an election in respect of any dividend, shall give notice to the holders of ordinary shares of the right of the election offered to them, and specify the procedure to be followed which, for the avoidance of doubt, may include an election by means of a relevant system and the place at which, and the latest time by which, elections must be lodged in order for elections to be effective;

(e)	The board shall not proceed with any election unless the Company has sufficient unissued shares authorised for issue and sufficient reserves or funds that may be capitalised to give effect to it after the basis of allotment is determined;

(f)	The board may exclude from any offer or make other arrangement in relation to any holders of ordinary shares where the board believes that such exclusion or arrangement is necessary or expedient in relation to legal or practical problems under the laws of, or the requirements of any recognised regulatory body or any stock exchange in, any territory, or the board believes that for any other reason the offer should not be made to them;

(g)	The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on ordinary shares in respect of which an election has been made (for the purposes of this article “the elected ordinary shares”) and instead additional ordinary shares shall be allotted to the holders of the elected ordinary shares on the basis of allotment calculated as stated. For such purpose the board shall capitalise, out of any amount for the time being standing to the credit of any reserve or fund (including the profit and loss account) whether or not the same is available for distribution as the board may determine, a sum equal to the aggregate nominal amount of the additional ordinary shares to be allotted on that basis and apply it in paying up in full the appropriate number of unissued ordinary shares for allotment and distribution to the holders of the elected ordinary shares on that basis;

(h)	The additional ordinary shares when allotted shall rank pari passu in all respects with the fully-paid ordinary shares then in issue except that they will not be entitled to participation in the relevant dividend;

(i)	Unless the board otherwise determines, or unless the Uncertificated Securities Regulations and/or the rules of the relevant system concerned otherwise require, the new ordinary share or shares which a member has elected to receive instead of cash in respect of the whole (or some part) of the specified dividend declared or paid in respect of his elected ordinary shares shall be in uncertificated form (in respect of the member’s elected ordinary shares which were in uncertificated form on the date of the member’s election) and in certificated form (in respect of the member’s elected ordinary shares which were in certificated form on the date of the member’s election); and

(j)	The board may also from time to time establish or vary a procedure for election mandates, which, for the avoidance of doubt, may include an election by means of a relevant system, under which a holder of ordinary shares may elect in respect of future rights of election offered to that holder under this article until the election mandate is revoked in accordance with the procedure.
CAPITALISATION OF RESERVES
Power to capitalise reserves and funds
129. (A) The Company may, subject to the rights attaching to any series of preference shares and upon the recommendation of the board, at any time and from time to time pass an ordinary resolution to the effect that it is desirable to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund (including the profit and loss account) whether or not the same is available for distribution and accordingly that the amount to be capitalised be set free for distribution among the members or any class of members who would be entitled to it if it were distributed by way of dividend and in the same proportions, on the footing that it is applied either in or towards paying up the amounts for the time being unpaid on any shares in the Company held by those members respectively or in paying up in full unissued shares, debentures or other obligations of the Company to be allotted and distributed credited as fully paid up among those members, or partly in one way and partly in the other, but so that, for the purposes of this article, a share premium account and a capital redemption reserve, and any reserve or fund representing unrealised profits, may be applied only in paying up in full unissued shares of the Company. The board may authorise any person to enter into an agreement with the Company on behalf of the persons entitled to participate in the distribution providing for the allotment to them respectively of any shares, debentures or other obligations of the Company to which they are entitled on the capitalisation and the agreement shall be binding on those persons.
     (B) Paragraph (A) of this article 128 shall not apply to any capitalisation of profits or reserves effected in accordance with the provisions of article 4.
Settlement of difficulties in distribution
130. Where any difficulty arises in regard to any distribution of any capitalised reserve or fund the board may settle the matter as it thinks expedient and in particular may issue fractional certificates or authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments shall be made to any members in order to adjust the rights of all parties, as may seem expedient to the board.

RECORD DATES
Power to choose any record date
131. Notwithstanding any other provision of these articles, the Company or the board may fix any date as the record date for any dividend, distribution, allotment or issue and such record date may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made. The power to fix any such record date shall include the power to fix a time on the chosen date.
ACCOUNTING RECORDS
Records to be kept
132. The board shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company’s affairs and to show and explain its transactions, in accordance with the Companies Acts.
Inspection of records
133. The accounting records shall be kept at the office or, subject to the provisions of the Companies Acts, at such other place or places as the board may think fit and shall always be open to inspection by the officers of the Company. No member in his capacity as such shall have any right of inspecting any accounting record or book or document of the Company except as conferred by law or authorised by the board or by ordinary resolution of the Company.
SERVICE OF NOTICES AND OTHER DOCUMENTS
Service of notices
134. (A) Any notice or other document (including a share certificate) may be served on or delivered to any member by the Company either personally or by sending it through the post addressed to the member at his registered address or by leaving it at that address addressed to the member or, where appropriate, by sending it using electronic communications to an address for the time being notified by the member concerned to the Company for that purpose or by publication on a web site in accordance with the Companies Acts. In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed a sufficient service on or delivery to all the joint holders.
     (B) If on two consecutive occasions dividends, notices or other documents have been sent through the post to any Member at his registered address or his address for the service of notice but have been returned undelivered, such Member shall not from then on be entitled to receive notices or other documents from the Company and the Company may cease sending such notices or other documents until he shall have supplied in writing a new registered address or address within the United Kingdom for the service of notices.

Record Date for Service
135. Any notice or document may be served or delivered by the Company by reference to the register as it stands at any time not more than 15 days before the date of service or delivery. No change in the register after that time shall invalidate that service or delivery. Where any notice or document is served on or delivered to any person in respect of a share in accordance with these articles, no person deriving any title or interest in that share shall be entitled to any further service or delivery of that notice or document.
Members resident abroad
136. Any member whose registered address is not within the United Kingdom and who gives to the Company an address within the United Kingdom at which notices may be served upon him shall be entitled to have notices served upon him at that address but, unless he does so, shall not be entitled to receive any notice from the Company. Any member whose registered address is not within the United Kingdom and who gives to the Company an address for the purposes of electronic communications may, at the absolute discretion of the board, have notices served upon him at that address.
When notice deemed served
137. Any notice or document, if sent by the Company by post, shall be deemed to have been served or delivered on the day following that on which it was put in the post and, in proving service or delivery, it shall be sufficient to prove that the notice or document was properly addressed, prepaid and put in the post. Any notice or document not sent by post but left by the Company at a registered address shall be deemed to have been served or delivered on the day it was so left. Any notice served or delivered by the Company by means of a relevant system shall be deemed to have been served or delivered when the Company or any sponsoring system-participant acting on its behalf sends the issuer-instruction relating to the notice. Any notice or document sent by the Company using electronic communications shall be deemed to have been received on the day following that on which it was sent. Proof that a notice contained in an electronic communication was sent in accordance with guidance issued from time to time by the Institute of Chartered Secretaries and Administrators shall be conclusive evidence that the notice was given. Any notice or document served or delivered by the Company by any other means authorised in writing by the member concerned shall be deemed to have been served when the Company has carried out the action it has been authorised to take for that purpose.
Service of notice on person entitled by transmission
138. Where a person is entitled by transmission to a share, any notice or other document shall be served upon or delivered to him, as if he was the holder of that share and his address noted in the register was his registered address. Where a person is entitled by transmission to a share, upon supplying the Company with an address for the purposes of electronic communications for the service of notices may, at the absolute discretion of the board, have sent to him at such address any notice or document to which he would have been entitled if he were the holder of that share. Otherwise, any notice or other document served on or delivered to any member pursuant to these articles shall, notwithstanding that the member is then dead or bankrupt or that any other event giving rise to the transmission of the share by operation of law has occurred and whether or not the Company has notice of the death, bankruptcy or other event, be deemed to have been properly served or delivered in respect of any share registered in the name of that member as sole or joint holder unless, before the day of posting

(or, if it is not sent by post, before the day of service or delivery) of the notice or document, his name has been removed from the register as the holder of the share. Service, sending or delivery in the foregoing manner shall be deemed for all purposes a sufficient service, sending or delivery of the notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.
Notice when post not available
139. If at any time by reason of the suspension or curtailment of postal services within the United Kingdom the Company is unable effectively to convene a general meeting by notice sent through the post, a general meeting may be convened by a notice advertised in at least two daily newspapers with a national circulation and in that event the notice shall be deemed to have been served on all members and persons entitled by transmission, who are entitled to have notice of the meeting served upon them, on the day when the advertisement has appeared in at least two such papers. If at least six clear days prior to the meeting the posting of notices to addresses throughout the United Kingdom has again become practicable, the Company shall send confirmatory copies of the notice by post to the persons entitled to receive them.
DESTRUCTION OF DOCUMENTS
Presumptions where documents destroyed
140. If the Company destroys:-
(a)	any share certificate which has been cancelled at any time after a period of one year has elapsed from the date of cancellation; or

(b)	any instruction concerning the payment of dividends or other moneys in respect of any share or any notification of change of name or address at any time after a period of two years has elapsed from the date the instruction or notification was recorded by the Company; or

(c)	any instrument of transfer of shares or Operator-instruction for the transfer of shares which has been registered at any time after a period of six years has elapsed from the date of registration; or

(d)	any other document on the basis of which any entry is made in the register at any time after a period of six years has elapsed from the date the entry was first made in the register in respect of it; and
the Company destroys or deletes the document or instruction in good faith and without express notice that its preservation was relevant to a claim, it shall be presumed irrebuttably in favour of the Company that every share certificate so destroyed was a valid certificate and was properly cancelled, that every instrument of transfer or Operator-instruction so destroyed or deleted was a valid and effective instrument of transfer or instruction and was properly registered and that every other document so destroyed was a valid and effective document and that any particulars of it which are recorded in the books or records of the Company were correctly recorded. Nothing contained in this article shall be construed as imposing upon the Company any liability by reason only of the destruction of any document of the kind mentioned above before the relevant period mentioned in this article has elapsed or of the fact that any other condition precedent to its destruction mentioned above has not been fulfilled. References in this article to the destruction or deletion of any document include references to its disposal in any manner.
WINDING UP
Distribution of assets otherwise than in cash
141. If the Company commences liquidation, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Companies Acts:-
(a)	divide among the members in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and, for that purpose, set such values as he deems fair upon any property to be divided and determine how the division shall be carried out as between the members or different classes of members; or

(b)	vest the whole or any part of the assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit but no member shall be compelled to accept any shares or other assets upon which there is any liability.
INDEMNITY
Indemnity of officers
142.	Subject to the provisions of the Companies Acts, the Company may indemnify any director, alternate director, company secretary, senior manager or other officer of the Company or any company in which the Company has an interest, whether direct or indirect, or which is in any way allied to or associated with the Company, or any subsidiary undertaking of the Company or any such other company against any liability and purchase and maintain for any director, alternate director, company secretary, senior manager or other officer or auditor insurance against any liability. Subject to those provisions, but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every director, alternate director, company secretary, senior manager or other officer of the Company may, at the discretion of the Board and on such terms as may be determined by the Board from time to time be entitled to be indemnified and if the board so determines the auditors may be indemnified out of the assets of the Company against all costs, charges, losses, damages and liabilities incurred by him in the actual or purported execution and/or discharge of his duties or the exercise of his powers and/or otherwise in relation thereto, provided always that this Article 142 shall be deemed not to provide for, or entitle any such person to indemnification to the extent that it would cause this Article 142, or any element of it, to be treated as void under the Companies Acts.

RESOLUTIONS REQUIRED TO BE EMBODIED IN OR ANNEXED TO ARTICLES OF ASSOCIATION
     At an Annual General Meeting of the Company held on 28th April 1994, the following resolution was passed:
ORDINARY RESOLUTION
(6)	THAT the Directors be and are hereby generally and unconditionally authorised in accordance with section 80 of the Companies Act 1985 to exercise all the powers of the Company to allot relevant securities (as defined in that section), up to an aggregate nominal value of £543,000,000 (comprising not more than £43,000,000 ordinary shares and £500,000,000 preference shares) and of US$10,000,000 comprising 1,000,000,000 dollar preference shares, such authority (unless previously revoked or varied) to expire on 27th April 1999 (save that the Company may before such expiry make an offer or agreement which would or might require the allotment of all or any of the relevant securities after such expiry and the Directors may allot relevant securities in pursuance of such an offer or agreement as if the authority conferred hereby had not expired).
     At an Annual General Meeting of the Company held on 17th April, 1996, the following resolutions were passed:-
ORDINARY RESOLUTION
(6)	THAT, subject to the passing of Resolution 5, the Directors be and they are hereby generally and unconditionally authorised, in accordance with section 80 of the Companies Act 1985, and in addition to the authority granted on 28 April 1994, to exercise all powers of the Company to allot up to 500,000,000 of the sterling preference shares of £1 each created by Resolution 5 (the “new sterling preference shares”), such authority (unless previously revoked or varied) to expire on 27 April 1999 save that the Company may before such expiry make an offer or agreement which would or might require the allotment of all or any of the new sterling preference shares after such expiry and the Directors may allot new sterling preference shares in pursuance of such an offer or agreement as if the authority conferred hereby had not expired.
SPECIAL RESOLUTION
(7)	THAT the Directors be and they are hereby empowered, pursuant to section 95 of the Companies Act 1985 (the “Act”) to allot for cash equity securities (as defined in section 94 of the Act) and pursuant to the authority to allot relevant securities granted to the Directors on 28 April 1994, as if section 89(1) of the Act did not apply to any such allotment, provided that this power shall be limited to:
(a)	the allotment of equity securities in connection with a rights issue in favour of ordinary shareholders where the equity securities respectively attributable to the interests of all ordinary shareholders are proportionate (as nearly as may be) to the respective numbers of ordinary shares held by them (but subject to such exclusions, variations or other arrangements on such allotment as the Directors may deem necessary or expedient in relation to fractional entitlements or as a result of legal or practical problems under the laws, or the requirements of any recognised regulatory body or any stock exchange, in any territory); and

(b)	the allotment (otherwise than pursuant to sub-paragraph (a) hereof) of equity securities up to an aggregate nominal amount of £6,602,881 representing 5% of the Company’s total ordinary share capital in issue as at 1 February 1996, and provided further that this authority, unless previously revoked or varied, shall expire at the conclusion of the next Annual General Meeting of the Company after the passing of this Resolution, save that the Company may prior to such expiry make offers or agreements which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such offers or agreements as if the power conferred hereby had not expired.
SPECIAL RESOLUTION
(8)	THAT the Company be and it is hereby generally and unconditionally authorised to make market purchases (within the meaning of Section 163(3) of the Companies Act 1985) of ordinary shares of 10 pence each in the Company provided that:
(i)	the maximum number of ordinary shares hereby authorised to be purchased is 132,057,622 (representing 10% of the Company’s issued ordinary share capital as at 1 February 1996);

(ii)	the minimum price which may be paid for an ordinary share is 10 pence;

(iii)	the maximum price which may be paid for an ordinary share is an amount equal to 105 per cent. of the average of the middle market quotations for an ordinary share as derived from The London Stock Exchange Daily Official List for the ten business days immediately preceding the day on which the ordinary share is contracted to be purchased; and

(iv)	this authority, unless previously revoked or varied, shall expire at the conclusion of the next Annual General Meeting of the Company after the passing of this Resolution, save that a contract of purchase may be concluded by the Company before such expiry which will or may be executed wholly or partly after such expiry, and a purchase of shares may be made in pursuance of any such contract.
SPECIAL RESOLUTION
(9)	THAT
(i)	the Memorandum of Association be altered as follows:
(a)	subject to the passing of Resolution 5, by the substitution on the first line of Clause 6 of “£1,175,000,000” for “£675,000,000” and, on the second line of Clause 6, of “1,000,000,000” for “500,000,000”; and

(b)	by the deletion of Clause 7 in its entirety; and
(ii)	the proposed new form of Articles of Association produced to the Meeting and initialled by the Chairman for the purpose of identification be adopted as the Articles of Association of the Company in substitution for and to the exclusion of the Company’s existing Articles of Association.

AT A MEETING OF THE DIRECTORS HELD ON

Tuesday 24th September 1996
The Board approved:-
iii.	Entry into CREST
Ordinary Shares
1.	Pursuant to Regulation 16(2) of the Uncertified Securities Regulations 1995 (“the Regulations”), IT WAS RESOLVED that:
(a)	title to the ordinary shares of 10 pence each in the capital of the Company (the “Shares”), in issue or be issued, may be transferred by means of a relevant system (as defined in the Regulations);

(b)	such relevant system shall include the relevant system of which CRESTCo Limited is to be the Operator (as defined in the Regulations);

(c)	the Shares shall not include any shares referred to in Regulation 17; and

(d)	this resolution (“the Resolution) shall become effective immediately prior to CRESTCo Limited granting permission for the Shares to be transferred by means of the CREST system.
2.	It was noted, upon the Resolution becoming effective in accordance with its terms, and for as long as it is in force, the Article of Association of the Company in relation to the Shares will not apply to any uncertificated Shares to the extent that they are in consistent with:-
(a)	the holding of any shares in Uncertificated form;

(b)	the transfer of title to any Shares by means of the CREST system; and

(c)	any provision of the Regulations.
3.	There was produced to the meeting a copy of the notice of the Company’s intention to pass the Resolution which it was noted had been sent to every member of the Company’s Articles of Association and in satisfaction of the requirements of Regulation 16(4) on 14th March 1996.

4.	IT WAS RESOLVED that a copy of the resolution in paragraph 1 above be forwarded to the Registrar of Companies within 15 days of its passing, as required by section 380 of the Companies Act 1985 (as amended by Regulation 40(3)).
Preference Shares
1.	Pursuant to Regulation 16(2) of the Uncertificated Securities 1995 (“the Regulations”), IT WAS RESOLVED THAT:

(a)	title to the preference shares of £1 sterling each in the capital of the Company (the “Shares”), in issue or be issued, may be transferred by means of a relevant system (as defined in the Regulations);

(b)	such relevant system shall include the relevant system of which CRESTCo Limited is to be the Operator (as defined in the Regulations);

(c)	the Shares shall not include any shares referred to in Regulation 17; and

(d)	this resolution (“the Resolution”) shall become effective immediately prior to CRESTCo Limited granting permission for the Shares to be transferred by means of the CREST system.
2.	It was noted, upon the Resolution becoming effective in accordance with its terms, and for as long as it is in force, the Articles of Association of the Company in relation to the Shares will not apply to any uncertificated Shares to the extent that they are in consistent with:-
(a)	the holding of any shares in Uncertificated form;

(b)	the transfer of title to any Shares by means of the CREST system; and

(c)	any provision of the Regulations.
3.	There was produced to the meeting a copy of the notice of the Company’s intention to pass the Resolution which it was noted had been sent to every member of the Company’s Articles of Association and in satisfaction of the requirements of Regulation 16(4) on 14th March 1996.

4.	IT WAS RESOLVED that a copy of the resolution in paragraph 1 above be forwarded to the Registrar of Companies within 15 days of its passing, as required by section 380 of the Companies Act 1985 (as amended by Regulation 40(3)).

At the Annual General Meeting held on Thursday 24th April 1997, the following resolutions were duly passed:-
SPECIAL RESOLUTIONS
‘THAT the Board be and it is hereby empowered in accordance with Article 9(C) of the Company’s Articles of Association and pursuant to the terms of the authority granted in accordance with Section 80 of the Companies Act 1985 on 28 April 1994 and so that for the purposes of such power (and as defined in Article 9 of the Company’s Articles of Association) the Section 89 Period shall be the period between the conclusion of this Annual General Meeting of the Company and the conclusion of this Annual General Meeting of the Company, or until 24 July 1988, whichever is the earlier and the Section 89 Amount shall be £7,036,154.
THAT the Company be and it is hereby generally and unconditionally authorised to make market purchases (within the meaning of Section 163(3) of the Companies Act 1985) on The London Stock Exchange of ordinary shares of 10 pence each in the Company provided that:
(i)	the maximum number of ordinary shares hereby authorised to be purchased is 140,723,085 (representing 10% of the Company’s ordinary share capital in issue as at 3 February 1997);

(ii)	the minimum price which may be paid for each ordinary share is 10 pence;

(iii)	the maximum price which may be paid for each ordinary share is an amount equal to 105 per cent of the average of the middle market quotations for an ordinary share as derived from The London Stock Exchange Daily Official List for the five business days immediately preceding the day on which the purchase is made; and

(iv)	this authority, unless previously revoked or varied, shall expire at the conclusion of the next Annual General Meeting of the Company, or on 24 October 1988, whichever is the earlier, unless the Company concludes a contract of purchase before that date which will or may be executed wholly or partly after the authority ends, and a purchase of shares may be made as a result of any such contract.’

At the Annual General Meeting held on Thursday 30th April, 1998, the following resolutions were duly passed:-
SPECIAL RESOLUTIONS
‘THAT the power given to the Directors by Article 9(C) of our Articles of Association is renewed from the date of this AGM. This power will last until the next AGM, but it will end on 30 July 1999 if the next AGM has not been held by then. The Section 89 Amount, which is the maximum amount of equity securities the Directors can allot in exchange for cash under this power, is £7,064,944. This maximum amount does not apply if they are using this power for a rights issue.
THAT Abbey National is authorised, generally and without conditions, to make market purchases of its own ordinary shares, but:
•	Abbey National may not buy more than 141,298,897 ordinary shares;

•	the minimum price which Abbey National can pay for each ordinary share is 10p;

•	the maximum price (excluding expenses) which Abbey National can pay for each ordinary share is 5% over the average of the middle market price of the ordinary shares, based on the London Stock Exchange Daily Official List, for the five business days immediately before the day on which Abbey National buys the shares;

•	this authority will last from the date of this AGM until the next AGM (or until 30 October 1999 if the next AGM has not been held by then); and

•	Abbey National may agree, before the authority ends, to buy ordinary shares even though the purchase is, or may be, completed after the authority ends.’

At the Annual General Meeting of Company held on Thursday 22nd April 1999, the following resolutions were duly passed:-
To authorise the directors, unconditionally as required by section 80 of the Companies Act 1985 to use all the Company’s authority to allot (set aside for the person they are intended for) relevant securities, up to a total nominal value (the original value of the share as shown in the current Memorandum of Association) of:
a.	£708 million, this total is to be made up of not more than £33 million of ordinary shares and not more than £675 million of preference shares; and

b.	US$10 million, this total is to be made up of not more than 1,000 million dollar preference shares.
The authority to do this runs out on 21 April 2004 unless this is cancelled or changed. Abbey National may agree before this authority ends, to allot any of the relevant securities, even though the allotment may be completed after this authority ends.
To adopt (approve) new Articles of Association. These new Articles completely replace the existing Articles of Association. The new Articles are shown to the meeting and identified by the Chairman’s signature.
To renew the authority given to the directors in Article 9 of our Articles of Association. This would apply from the date of this AGM and this power will last for five years and will end on 21 April 2004.
The Section 89 Amount outlines the maximum amount of equity securities the directors can allot in exchange of cash which, under this power, is £7,087,383. This maximum amount does not apply if the directors are using this power for a rights issue.
To authorise Abbey National plc, without conditions, to make market purchases of its own ordinary shares, but:
Abbey national may not buy more than 141,747,666 ordinary shares;
The minimum price which Abbey National can pay for each ordinary share is 10 pence;
The maximum price (excluding expenses) which Abbey National can pay for each ordinary share is 5% over the average price of the middle market price of ordinary shares. This is based on the London Stock Exchange Daily Official List for the five business day immediately before the day on which Abbey National buys the shares;
This authority will apply from the date of this AGM until the next AGM (or until 21 October 2000 if the next AGM has not been held by then);
Abbey National may agree, before this authority ends, to buy back ordinary shares even though the purchase may be completed after this authority ends.
To authorise Abbey National plc, without conditions, to make market (or other purchases of its own 8 5/8 preference shares but:

Abbey National may buy up to 125 million 8 5/8 preference shares;
The minimum price which Abbey National can pay for each 8 5/8 preference share is 125 pence;
The maximum price (excluding expenses) which Abbey National can pay for each 8 5/8 is 166.23 pence;
This authority will apply from the date of this AGM until the next AGM (or until 21 October 2000 if the next AGM has not been held by then);
Abbey National may agree, before this authority ends, to buy back its own 8 5/8 preference shares even though the purchase may be completed after this authority ends.
To authorise Abbey National plc, without conditions, to make market (or other) purchases of its own 10 3/8 preference shares, but:
Abbey National may buy up to 200 million 10 3/8 preference shares;
The minimum price which Abbey National can pay for each 10 3/8 preference share is 150 pence;
The maximum price (excluding expenses) which Abbey National can pay for each 10 3/8 share is 200.09 pence;
This authority will apply from the date of this AGM until the next AGM (or until 21 October 2000 if the next AGM has not been held by then);
Abbey National may agree, before this authority ends, to buy back its own 10 3/8 preference shares even though the purchase may be completed after this authority ends.

At the Annual General Meeting of Abbey National plc held on Thursday 27th April 2000, the following resolutions were duly passed:-
Special Resolutions
To authorise Abbey National plc, without conditions, to buy back its own ordinary shares. The following terms will apply.
-	Abbey National may not buy more than 142,195,340 ordinary shares.

-	The lowest price Abbey National can pay for each ordinary share is 10 pence.

-	the highest price (not including expenses) Abbey National can pay for each ordinary share is 5% over the average price of the middle market price of ordinary shares. This is based on the London Stock Exchange Daily Official List for the five business days immediately before the day on which Abbey National buys the shares.

-	This authorisation will apply from the date of this AGM until the next AGM (or until 26 October 2001 if the next AGM has not been held by then).

-	Abbey National may agree, before this authorisation ends, to buy back ordinary shares even though the purchase may be completed after this authorisation ends.
To authorise Abbey National plc, without conditions to buy its own 8 5/8 % preference shares. The following terms apply.
-	Abbey National may buy up to 125 million 8 5/8 % preference shares.

-	The lowest price which Abbey National can pay for each 8 5/8 % preference shares is 125 pence.

-	The highest price (not including expenses) which Abbey National can pay for each 8 5/8 % preference share is 180 pence.

-	This authorisation will apply from the date of this AGM until the next AGM (or until 26 October 2001 if the next AGM has not been held by then).

-	Abbey National may agree, before this authorisation ends, to buy back its own 8 5/8 % preference shares even though the purchase may be completed after this authorisation ends.
To authorise Abbey National plc, without conditions, to buy its own 10 3/8 % preference shares. The following terms apply.
-	Abbey National may buy up to 200 million 10 3/8 % preference shares.

-	The lowest price which Abbey National can pay for each 10 3/8 preference share is 150 pence.

-	The highest price (not including expenses) Abbey National can pay for each 10 3/8 % preference share is 215 pence.

-	This authorisation will apply from the date of this AGM until the next AGM (or until 26 October 2001, if the next AGM has not been held by then).

-	Abbey National may agree, before this authorisation ends, to buy back its own 10 3/8 % preference shares even though the purchase may be completed after this authorisation ends.
To authorise Abbey National plc to increase the authorised share capital of the Company from £1,175,000,000 and US$10,000,000 by creating 1,000,000,000 preference shares of €0.01 each. The euro preference shares will have the rights attached to preference shares in the Articles of Association of the Company.
To authorise Abbey National plc to amend Article 2 of the Articles of Association of the Company as follows:
By inserting a new definition of: “euro preference shares” means the preference shares of €0.01 each in the capital of the Company”.
By deleting the existing definition of “preference shares” and replacing it with the new definition of ‘“preference shares” means the dollar preference shares, the sterling preference shares and the euro preference shares’.
Under section 80 of the Companies Act and additional to all other authorisation, to authorise the directors without condition, to allot relevant securities, up to a total nominal value of €10,000,000. The authorisation to do this runs out on 21 April 2004. However, before this authorisation ends, Abbey National may agree to allot any of the relevant securities, even though this may be completed after the authorisation has ended.

At and Annual General Meeting of the Company held on 26th April, 2001 the following resolutions were duly passed:
SPECIAL RESOLUTION
(7)	To authorise Abbey National, without conditions, to buy back its own ordinary shares. The following terms will apply:
•	Abbey National may not buy more than 143,182,470 ordinary shares.

•	The lowest price Abbey National can pay for each ordinary share is 10 pence.

•	The highest price (not including expenses) Abbey National can pay for each ordinary share is 5% over the average of the middle market price of ordinary shares. This is based on the London Stock Exchange Daily Official List for the five business days immediately before the day on which Abbey National buys the shares.

•	This authorisation will apply from the date of this AGM until the next AGM (or until 25 October 2002, if the next AGM has not been held by then).

•	Abbey National may agree, before this authorisation ends, to buy back ordinary shares even though the purchase may be completed after this authorisation ends.
SPECIAL RESOLUTION
(8A) To authorise Abbey National, without conditions, to buy its own 8 5/8% preference shares. The following terms apply:
•	Abbey National may buy up to 125 million 8 5/8% preference shares.

•	The lowest price which Abbey National can pay for each 8 5/8% preference share is 96 pence.

•	The highest price (not including expenses) which Abbey National can pay for each 8 5/8% preference share is 144 pence.

•	This authorisation will apply form the date of this AGM until the next AGM (or until 25 October 2002, if the next AGM has not been held by then).

•	Abbey National may agree, before this authorisation ends, to buy back its own 8 5/8% preference shares even though the purchase may be completed after this authorisation ends.
SPECIAL RESOLUTION
(8B) To authorise Abbey National, without conditions, to buy its own 10 3/8% preference shares. The following terms apply:
•	Abbey National may buy up to 200 million 10 3/8% preference shares.

•	The lowest price which Abbey National can pay for each 10 3/8% preference share is 114 pence.

•	The highest price (not including expenses) which Abbey National can pay for each 10 3/8% preference share is 170 pence.

•	This authorisation will apply from the date of this AGM until the next AGM (or until 25 October 2002, if the next AGM has not been held by then).

•	Abbey National may agree, before this authorisation ends, to buy back its own 10 3/8% preference shares even though the purchase may be completed after this authorisation ends.
SPECIAL RESOLUTION
(9)	To adopt (approve) new Articles of Association. These new Articles replace the existing Articles of Association. The new Articles are shown to the meeting and identified by the Chairman’s signature.

At the Annual General Meeting of the Company held on 25th April 2002, the following resolutions were duly passed:
To authorise Abbey National Plc, without conditions, to buy back its own ordinary shares. The following terms will apply.

-	Abbey National may not buy more than 144,623,599 ordinary shares.

-	The lowest price Abbey National can pay for each ordinary share is 10 pence.

-	The highest price (not including expenses) Abbey National can pay for each ordinary share is 5% over the average price of the middle market price of ordinary shares. This is based on the London Stock Exchange Daily Official List for the five business days immediately before the day on which Abbey National buys the shares.

-	This authorisation will apply from the date of this AGM until the next AGM (or until 24 October 2003 if the next AGM has not been held by then).

-	Abbey National may agree, before this authorisation ends, to buy back ordinary shares even though the purchase may be completed after this authorisation ends.
To authorise Abbey National Plc, without conditions to buy its own 8 5/8% preference shares, the following terms apply:

-	Abbey National may buy up to 125 million 8 5/8% preference shares.

-	The lowest price which Abbey National can pay for each 8 5/8% preference shares is 100 pence.

-	The highest price (not excluding expenses) which Abbey National can pay for each 8 5/8% preference share is 150 pence.

-	This authorisation will apply from the date of this AGM until the next AGM (or until 24 October 2003 if the next AGM has not been held by then).

-	Abbey National may agree, before the authorisation ends, to buy back its own 8 5/8% preference shares even though the purchase may be completed after this authorisation ends.
To authorise Abbey National plc, without conditions, to buy its own 10 3/8% preference shares, the following terms apply:

-	Abbey National may buy up to 200 million 10 3/8% preference shares.

-	The lowest price which Abbey National can pay for each 10 3/8% preference share is 119 pence.

-	The highest price (not excluding expenses) Abbey National can pay for each 10 3/8% preference share is 179 pence.

-	This authorisation will apply from the date of this AGM until the next AGM (or until the 24 October 2003, if the next AGM has not been held by then).

-	Abbey National may agree, before this authorisation ends, to buy back its own 10 ? % preference shares even though the purchase may be completed after this authorisation ends.
At the Annual General Meeting of the Company held on 24th April 2003 the following special resolutions were duly passed:
To amend the Articles of Association so the words “but only if the terms of issue of any relevant dollar preference shares issued after 24th April 2003 shall so require” to be inserted after the word “only” in the fourth line of Article 4(B) (4) (f). The amended Articles of Association are attached to these Resolutions.
To authorise Abbey National Plc, without conditions, to buy back its own ordinary shares. The following terms will apply.

-	Abbey National may not buy more than 145,802,777 ordinary shares (representing 10% of the Company’s ordinary share capital in issue as at 17 February 2003).

-	The lowest price Abbey National can pay for each ordinary share is 10 pence.

-	The highest price (not including expenses) Abbey National can pay for each ordinary share is 5% over the average price of the middle market price of ordinary shares. This is based on the London Stock Exchange Daily Official List for the five business days immediately before the day on which Abbey National buys the shares.

-	This authorisation will apply from the date of this AGM until the next AGM (or until 23 October 2004 if the next AGM has not been held by then).

-	Abbey National may agree, before this authorisation ends, to buy back ordinary shares even though the purchase may be completed after this authorisation ends.
To authorise Abbey National Plc, without conditions to buy its own 8 5/8% preference shares. The following terms apply:

-	Abbey National may buy up to 125 million 8 5/8% preference shares.

-	The lowest price which Abbey National can pay for each 8 5/8% preference shares is 87 pence.

-	The highest price (not excluding expenses) which Abbey National can pay for each 8 5/8% preference share is 144 pence.

-	This authorisation will apply from the date of this AGM until the next AGM (or until 23 October 2004 if the next AGM has not been held by then).

-	Abbey National may agree, before the authorisation ends, to buy back its own 8 ?% preference shares even though the purchase may be completed after this authorisation ends.
To authorise Abbey National plc, without conditions, to buy its own 10 3/8% preference shares. The following terms apply:

-	Abbey National may buy up to 200 million 10 3/8% preference shares.

-	The lowest price which Abbey National can pay for each 10 3/8% preference share is 100 pence.

-	The highest price (not including expenses) Abbey National can pay for each 10-3/8% preference share is 165 pence.

-	This authorisation will apply from the date of this AGM until the next AGM (or until 23 October 2004, if the next AGM has not been held by then).

-	Abbey National may agree, before this authorisation ends, to buy back its own 10 3/8% preference shares even though the purchase may be completed after this authorisation ends.

At an Annual General Meeting of the Company held on 22nd April 2004, the following resolutions were passed:
ORDINARY RESOLUTION
To authorise the directors, unconditionally, (as required by section 80 of the Companies Act 1985) to use all the company’s authority to allot (set aside for the person they are intended for) relevant securities, up to a total nominal value (the original value of the share as shown in the current Memorandum of Association) of:
(a)	£703,722,815, this total is to be made up of not more than £28,722,815 of ordinary shares and not more than £675,000,000 of preference shares;

(b)	US$9,820,000, this total is to be made up of not more than 982,000,000 dollar preference shares; and

(c)	€10,000,000, this total is to be made up of not more than 1,000,000,000 euro preference shares.
The authority to do this will end at the close of the AGM in 2005, unless this is cancelled or changes. We may agree before this authority ends to allot any of the relevant securities, even though the allotment may be carried out after this authority ends.
SPECIAL RESOLUTIONS
To authorise Abbey National plc, without conditions, to buy back its own ordinary shares and, where shares are held as treasury shares, to use them for the purposes of its employee share plans. The following terms will apply.

-	Abbey National plc may not buy more than 146,277,184 ordinary shares (representing 10% of the company’s ordinary share capital in issue as at 17 February 2004).

-	The lowest price Abbey National plc can pay for each ordinary share is 10 pence.

-	The highest price (not including expenses) Abbey National plc can pay for each ordinary share is 5% over the average of the middle market price of ordinary shares. This is based on the Daily Official List published by the London Stock Exchange plc for the five business days immediately before the day on which Abbey National plc buys the shares.

-	This authorisation will apply from the date of this AGM until the next AGM (or until 22 October 2005, if the next AGM has not been held by then).

-	Abbey National plc may agree, before this authorisation ends, to buy back ordinary shares even though the purchase may be completed after this authorisation ends.

To authorise Abbey National plc, without conditions, to buy its own 8 5/8% sterling preference shares. The following terms apply.

-	Abbey National plc may buy up to 125,000,000 8 5/8% preference shares.

-	The lowest price which Abbey National plc can pay for each 8 5/8% preference share is 75% of the average of the market values of the preference shares for the five business days before the purchase is made.

-	The highest price (not including expenses) which Abbey National plc can pay for each 8 5/8% preference share is 125% of the average of the market values of the preference shares for the five business days before the purchase is made.

-	This authorisation will apply from the date of this AGM until the next AGM (or until 22 October 2005 if the next AGM has not been held by then).

-	Abbey National plc may agree, before this authorisation ends, to buy back its own 8 5/8% preference shares even though the purchase may be completed after this authorisation ends.
To authorise Abbey National plc, without conditions, to buy its own 10 3/8% sterling preference shares. The following terms apply.

-	Abbey National plc may buy up to 200,000,000 10 3/8% preference shares.

-	The lowest price which Abbey National plc can pay for each 10 3/8% preference share is 75% of the average of the market values of the preference shares for the five business days before the purchase is made.

-	The highest price (not including expenses) Abbey National plc can pay for each 10 3/8% preference share is 125% of the average of the market values of the preference shares for the five business days before the purchase is made.

-	This authorisation will apply from the date of this AGM until the next AGM (or until 22 October 2005, if the next AGM has not been held by then).

-	Abbey National plc may agree, before this authorisation ends, to buy back its own 10 3/8% preference shares even though the purchase may be completed after this authorisation ends.
To authorise Abbey National plc, without conditions, to buy its own Series B dollar preference shares. The following terms apply.

-	Abbey National plc may buy up to 18,000,000 Series B preference shares.

-	The lowest price which Abbey National plc can pay for each Series B preference share is 75% of the average of the market values of the preference shares for the five business days before the purchase is made.

-	The highest price (not including expenses) Abbey National plc can pay for each Series B preference share is 125% of the average of the market values of the preference shares for the five business days before the purchase is made.

-	This authorisation will apply from the date of this AGM until the next AGM (or until 22 October 2005, if the next AGM has not been held by then).

-	Abbey National plc may agree, before this authorisation ends, to buy back its own Series B preference shares even though the purchase may be completed after this authorisation ends.
To renew the authority given to the directors in Article 9 of our Articles of Association. This power will apply from the date of this AGM and will end at the close of the AGM in 2005.
The maximum amount of equity securities the directors can allot in exchange for cash is £7,313,859 (the Section 89 Amount). This maximum amount does not apply if the directors are using this power for a rights issue.

At an Extraordinary General Meeting of the Company held on 14 October 2004, the following resolution was passed as a Special Resolution:
THAT:
(A)	the scheme of arrangement dated 17 September 2004 (the ‘‘Scheme’’) between the Company and the Relevant Holders (both as defined in the Scheme), in its original form (a print of which has been produced to this meeting and for the purposes of identification has been signed by the Chairman of the meeting) subject to any modification, addition or condition (including, without limitation, any modification or addition which represents an improvement in the value and/or terms of the Acquisition to Holders of Scheme Shares (as determined by Morgan Stanley & Co. Limited and the board of directors of the Company)) approved or imposed by the Court, be approved and the directors of the Company be authorised to take all such action as they consider necessary or appropriate for carrying the Scheme into effect;

(B)	for the purpose of giving effect to the Scheme in its original form or subject to any modification, addition or condition (including, without limitation, any modification or addition which represents an improvement in the value and/or terms of the Acquisition to Holders of Scheme Shares (as determined by Morgan Stanley & Co. Limited and the board of directors of the Company)) approved or imposed by the Court:
(i)	the share capital of the Company be reduced by cancelling the Scheme Shares (as defined in the Scheme);

(ii)	forthwith and contingently upon the reduction of capital referred to in sub-paragraph (i) above taking effect, the share capital of the Company be increased to its former amount by the creation of such number of New Abbey Shares (as defined in the Scheme) as is equal to the number of Scheme Shares cancelled pursuant to sub-paragraph (i) above and having the same rights (as amended by this resolution) as the Scheme Shares so cancelled; and

(iii)	forthwith and contingently on the reduction of capital referred to in sub-paragraph (i) above taking effect, the reserve arising in the books of account of the Company as a result of the said reduction of capital be capitalised and applied by the Company in paying up in full at par all of the New Abbey Shares referred to in sub-paragraph (ii) above, which shall be allotted and issued, credited as fully paid up, to Banco Santander Central Hispano, S.A. (‘‘Banco Santander’’) in accordance with the Scheme;
(C)	forthwith and contingently on the reduction of capital referred to in paragraph (B)(i) above of this resolution taking effect, the directors of the Company be and they are hereby generally and unconditionally authorised pursuant to and in accordance with section 80 of the Companies Act 1985 to give effect to this resolution and accordingly to effect the allotment of the New Abbey Shares referred to in paragraph (B)(ii) above, provided that (i) this authority shall expire on the fifth anniversary of this resolution; (ii) the maximum nominal amount of shares which may be allotted hereunder shall be £1,175,000,000; and (iii) this authority shall be without prejudice to any other authority under the said section 80 previously granted and in force on the date on which this resolution is passed; and
(D)	forthwith upon the passing of this resolution, the Articles of Association of the Company shall be amended by the adoption and inclusion of the following new Article 5A:
‘‘5A.1 In this Article 5A, references to the ‘‘Scheme’’ are to the scheme of arrangement (as it may be modified or amended (including, without limitation, any modification or addition which represents an improvement in the value and/or terms of the Acquisition to Holders of Scheme Shares (as determined by Morgan Stanley & Co. Limited and the board of directors of the Company)) in accordance with its terms) between the Company and the Holders of the Scheme Shares under section 425 of the Companies Act dated 17 September 2004 and terms defined in the Scheme shall have the same meanings in this Article.
5A.2 Notwithstanding any other provision of these Articles, if the Company issues any Abbey Shares on or after the adoption of this Article and prior to the Scheme Record Time, such shares shall be allotted and issued subject to the terms of the Scheme and the holders of such shares shall be bound by the Scheme accordingly.
5A.3 Subject to and with effect from the Effective Date, if following the Scheme Record Time any shares in the Company are issued to any person or persons (each a ‘‘New Member’’) other than Banco Santander, one of its subsidiary undertakings or its nominee, they will be allotted and issued on terms that they must be immediately transferred to Banco Santander in consideration for the issue or transfer from treasury by Banco Santander to the New Member of such number of Banco Santander Shares (credited as fully paid) as that New Member would have been entitled to had each Abbey Share transferred hereunder been a Scheme Share but not, for the avoidance of doubt, any dividends the New Member would have been entitled to had each Abbey Share transferred hereunder been a Scheme Share, subject to Article 5A.4 below.
5A.4 The number of New Banco Santander Shares to be issued and delivered to the New Member under Article 5A.3 above may be adjusted by the Company in such manner as the auditors of the Company may determine to be appropriate on any reorganisation or material alteration (including, without limitation, any sub-division and/or consolidation) of the share capital of either the Company or Banco Santander carried out on or after the Effective Date.
5A.5 To give effect to any such transfer required by this Article 5A, the Company may appoint any person to execute and deliver a form of transfer on behalf of the New Member in favour of Banco Santander and to agree for and on behalf of the New Member to become a member of Banco Santander. Pending the registration of Banco Santander as the holder of any share to be transferred pursuant to this Article 5A, Banco Santander shall be empowered to appoint a person nominated by the directors of Banco Santander to act as attorney on behalf of the New Member in accordance with such directions as Banco Santander may give in relation to any dealings with or disposal of such share (or any interest therein), exercising any rights attached thereto or receiving any distribution or other benefit accruing or payable in respect thereof and the registered holders of such share shall exercise all rights attaching thereto in accordance with such directions.’’

At an Annual General Meeting of the Company held on 21st June 2005, the following resolutions were passed:
ORDINARY RESOLUTION
To authorise the directors, unconditionally, (as required by Section 80 of the Companies Act 1985) to use the company’s authority to allot (set aside for the person they are intended for) relevant securities, up to a total nominal value (the original value of the share as shown in the current Memorandum of Association) of:
a)	£701,410,636.40 this total is to be made up of not more than 26,410,636.40 ordinary shares and not more than 675,000,000 of preference shares.

b)	US$982,000,000 this total is to be made up for not more than 982,000,000 dollar preference shares.

c)	€10,000,000 this total is to be made up of not more than 1,000,000,000 euro preference shares.
This authority to do this shall expire at the conclusion of the AGM of the Company to be held in 2006 unless this is cancelled or changes. Abbey National plc may agree, before this authority ends, to allot any of the relevant securities, even though the allotment may be completed after this authority ends.
SPECIAL RESOLUTIONS
To authorise Abbey National plc to amend the Articles of Association by the adoption and inclusion of the following new Articles:
80.	Unless otherwise determined by ordinary resolution of the Company, the directors (disregarding alternate directors) shall be not less than six in number. The board may from time to time fix and from time to time vary a maximum number of directors.

85.	At the first annual general meeting and every subsequent annual general meeting, all of the directors shall retire from office.

86.	This article has been intentionally left blank following deletion.

108.	The quorum necessary for the transaction of the business of the board may be fixed by the board and, unless so fixed at any other number, shall be two. Subject to the provisions of these articles, any director who ceases to be a director at a board meeting may continue to be present and to act as a director and be counted on the quorum until the termination of the board meeting if no other director objects and if otherwise a quorum of directors would not be present.

and
142.	Subject to the provisions of the Companies Acts, the Company may indemnify any director, alternate director, company secretary, senior manager or other officer of the Company or any company in which the Company has an interest, whether direct or indirect, or which is in any way allied to or associated with the Company, or any subsidiary undertaking of the Company or any such other company against any liability and purchase and maintain for any director, alternate director, company secretary, senior manager or other officer or auditor insurance against any liability. Subject to those provisions, but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every director, alternate director, company secretary, senior manager or other officer of the Company may, at the discretion of the Board and on such terms as may be determined by the Board from time to time
To authorise Abbey National plc, without conditions, to buy back its own 8 5/8% preference shares. The following terms apply:
-	Abbey National plc may buy back up to 125,000,000 8 5/8 preference shares.

-	The lowest price which Abbey National plc can pay for 8 5/8 preference shares is 75% of the average of the market values of the preference shares for five business days before the purchase is made.

-	The highest price (not including expenses) which Abbey National plc can pay for each 8 5/8% preference share is 125% of the average of the market values of the preference shares for five business days before the purchase is made.

-	This authorisation will apply from the date of this AGM until the next AGM (or until 21 September 2006 if the next AGM has not been held by then).

-	Abbey National plc may agree, before this authorisation ends, to buy back its own 8 5/8% preference shares even though the purchase maybe completed after this authorisation ends.
To authorise Abbey National plc, without conditions, to buy its own 10 3/8% sterling preference shares. The following terms apply.
-	Abbey National plc may buy up to 200,000,000 10 3/8 preference shares.

-	The lowest price which Abbey National plc can pay for 10 3/8% preference shares is 75% of the average of the market values of the preference shares for five business days before the purchase is made.

-	The highest price (not including expenses) which Abbey National plc can pay for each 10 3/8% preference share is 125% of the average of the market values of the preference shares for five business days before the purchase is made.

-	This authorisation will apply from the date of this AGM until the next AGM (or until 21 September 2006 if the next AGM has not been held by then).

-	Abbey National plc may agree, before this authorisation ends, to buy back its own 10 3/8% preference shares even though the purchase may be completed